EXHIBIT 3.3













                          THE COMPANIES LAW, 5759 -1999

                           A COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION


                                       OF



                                 POWERDSINE LTD.


                           A COMPANY LIMITED BY SHARES

  (Articles of Association amended on July 15, 2003 and effective as same date)

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PRELIMINARY

1. The following regulations shall, subject to repeal, addition and alteration as provided by the Companies Law (as defined in Article 2 below) or these Articles (as defined in Article 2 below), be the regulations of the Company (as defined in Article 2 below).

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them.

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WORDS                                          MEANINGS

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AFFILIATE (OF A SHAREHOLDER)    a person or entity that Controls or is
                                Controlled by or is under common Control with
                                the respective shareholder.
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AMPAL AGREEMENT                 the Series B Preferred Share Purchase Agreement,
                                dated August 3, 1997 by and among the Company
                                and the Ampal Investors.
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AMPAL INVESTORS                 The Ampal Investors are: Ampal American Israel
                                Corporation (transferred to Ampal Industries
                                Inc. and Ampal Industries (Israel) Ltd.),
                                Achidim Holdings Ltd., Shoam Investments Ltd., Hindy Taub, Shikma Anefa Ltd., Vertex
                                Investments (III) Pte. Ltd. (a portion
                                transferred to Vertex - Discount L.P.), and
                                Vertex Yozma Limited Partnership, and their
                                respective Permitted Transferees, irrespective
                                of the class of shares they hold.
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ARTICLES                        these Articles of Association as amended from
                                time to time according to the provisions of the Companies Law and the provisions herein.
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AUDITORS                        the Company's auditors appointed according to
                                the provisions of the Companies Law and the
                                provisions herein.
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BOARD                           the board of directors of the Company.
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CHAIRMAN                        the chairman of the Board.
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CHALLENGE AGREEMENT             the Series G Preferred Share Purchase Agreement,
                                dated February 6th, 2000, by and among the
                                Company and the Challenge Investors.
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CHALLENGE INVESTORS             The Challenge Investors are: The Challenge
                                Fund-Etgar II, L.P., Clal Electronics Industries Ltd., Gadish Kranot Gmulim Ltd., Kineret Keren Hishtalmut Ltd., Keren Merkazit Lepitzuyei Piturim Ltd., Tagmulim Ltd., Keren Or Kupat Tagmulim Upitzuim Ltd., Katzir Kupat Tagmulim Upitzuim Ltd., Amir Keren Gmulim Ltd., Yeter Kranot Gmulim Ltd., Bar Keren Gmulim Ltd., Peles Keren Gmulim Le'atzmain Ltd., Daniel Barnea, Catalyst Investments L.P., Acquirex BVBA, Meir Kfir, Lior Bregman, Ampal Industries (Israel) Ltd. and Eventoren Investments Ltd., and each of their respective Permitted Transferees, irrespective of the class of shares they hold.
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CHALLENGE DEFERRED INVESTORS    Meir Kfir, Lior Bregman, Daniel Barnea, Catalyst
                                Investments L.P., Acquirex BVBA, Eventorin
                                Investments Ltd. and Ampal Industries (Israel) Ltd., and their respective Permitted
                                Transferees, irrespective of the class of shares they hold.
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CEO                             chief executive officer.
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CONTROLLED ENTITY               (I) as used with respect to each of the
                                Founders: (a) an entity controlled by such Founder; and (b) an entity controlled by both Founders in equal parts, for as long as the Founders are subject to restrictions on disposition of their shares, thereafter, the Founders shall be treated as any other individual shareholder in the Company.

                                (II) as used with respect to any other
                                shareholder who is an individual, an entity
                                controlled by such shareholder.
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CONTROL                         Except with respect to the Controlled Entity,
                                Control means, the possession directly or indirectly of at least 50.1% (fifty and one tenth of one percent) of the voting power, the right to appoint at least 50.1% of the members of the board of directors or the right to receive at least 50.1% of the distributed profits of such shareholder.

                                With respect to the Controlled Entity, Control
                                means, aggregate holdings of not less than 80%
                                (eighty percent) of: (a) the issued and
                                outstanding share capital; and (b) the voting
                                rights; and (c) the rights to receive
                                distributed profits; and (d) the right to
                                appoint members of the board of directors.
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CVC                             Clal Venture Capital Fund Limited Partnership
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COMPANY                         PowerDsine Ltd.
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COMPANIES LAW                   the Israeli Companies Law, 5759 - 1999, and any
                                regulations promulgated pursuant thereto, as
                                shall be in effect from time to time.
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COURSES                         Courses Investments in Technology Ltd.
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COURSES AGREEMENT               the Share Purchase Agreement by and among the
                                Company and the Courses Investors, dated May 1,
                                1996.
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COURSES INVESTORS               The Courses Investors are: Courses and CVC, and
                                their respective Permitted Transferees,
                                irrespective of the class of shares they hold.
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CONVERSION PRICE                the applicable conversion price for each class
                                of Preferred Shares. The initial Conversion
                                Price for each class of Preferred Shares shall
                                be the Original Issue Price of such share, and
                                the Conversion Price may be adjusted pursuant to
                                Article 9.
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CONVERSION RATE                 the quotient obtained by dividing the Original
                                Issue Price by the Conversion Price then in
                                effect.
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CONVERSION SHARES               the Ordinary Shares issued or issuable pursuant
                                to the conversion or reclassification of (a) the
                                Preferred Shares (as defined in this Article 2),
                                or (b) any of the Company's Preferred Shares
                                which may be acquired after the date of these
                                Articles by any of the shareholders pursuant to
                                an exercise of an option or warrant, or pursuant
                                to a Recapitalization Event or otherwise.
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CONVERTIBLE SECURITIES          options to purchase and/or rights to subscribe
                                for Ordinary Shares, and/or securities by their
                                terms convertible into and/or exchangeable for
                                Ordinary Shares and/or options to purchase
                                and/or rights to subscribe for such convertible
                                and/or exchangeable securities.
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CO-SALE AND                     the co-sale and no-sale undertakings of each of
NO-SALE UNDERTAKINGS            the Founders as set forth in the Amended Rights
                                Agreement dated as of the Effective Date of the
                                DB Agreement.
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CONVERSION RIGHTS               the conversion rights of the Preferred Shares as
                                detailed in Article 9 hereof.
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DEEMED LIQUIDATION              any merger, reorganization, consolidation,
                                acquisition, sale or the grant of an exclusive
                                license to, all or substantially all of the
                                assets of the Company, in a single transaction
                                or a series of related transactions, following
                                which the existing shareholders of the Company
                                hold less than 50% of the voting power of the
                                surviving or acquiring entity or less than 50%
                                of the issued and outstanding share capital of
                                the surviving or acquiring entity, including a
                                dividend or a series of dividends which has the
                                effect or economic impact as the above said.
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DIRECTOR                        a member of the Board appointed in accordance
                                with the provisions of these Articles and
                                holding office from time to time.
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DBAG                            Deutsche Bank AG London or any of it Permitted
                                Transferee(s), as defined herein.
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DB AGREEMENT                    the Series H Preferred Share Purchase Agreement
                                by and among the Company and the DB Investors,
                                dated October 15, 2001. The Initial Closing
                                Date, as such term is defined in the DB
                                Agreement, shall be referred to as the Effective
                                Date of the DB Agreement.
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DB INVESTORS                    The DB Investors are: DBAG, those other
                                Purchasers listed on EXHIBIT A to the DB
                                Agreement on the Initial Closing Date and their
                                respective Permitted Transferees, and any
                                subsequent purchasers joining at the Deferred
                                Closing(s) and which thereafter become parties
                                to the DB Agreement in accordance with the terms
                                of Section 1.3 the DB Agreement and their
                                respective Permitted Transferees, irrespective
                                of the class of shares they hold.
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FOUNDERS                        Igal Rotem and Ilan Atias, each individually a
                                Founder.
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GENERAL MEETINGS:               ANNUAL GENERAL MEETING: the annual general
ANNUAL GENERAL,                 meeting of the Company's shareholders held once
EXTRAORDINARY GENERAL           every calendar year at such time, being not more
AND CLASS MEETINGS              than 15 months after the holding of the last
                                preceding general meeting at a place determined by the Board.

                                EXTRAORDINARY GENERAL MEETING: any other general meeting of the Company's shareholders called by the Directors or any of the shareholders pursuant to these Articles or the Companies Law, other than the Annual General Meeting.

                                CLASS MEETING: a separate Extraordinary General
                                Meeting of any class of shares.
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                                The Annual and Extraordinary General Meeting may
                                each be referred to as a General Meeting.
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IPO                             the closing of a sale of the Company's Ordinary
                                Shares to the public in a bona fide,
                                underwritten, public offering pursuant to a
                                registration statement under the U.S. Securities
                                Act of 1933, as amended, Israeli securities law
                                or similar securities laws of another
                                jurisdiction and the listing of such Ordinary
                                Shares for trading on a recognized international
                                stock exchange.
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INTERESTED PARTY TRANSACTION    any transaction between the Company and any
                                "INTERESTED PARTY" (as defined in the ISRAEL
                                SECURITIES LAW, 1968), including, any agreement,
                                or any change in an agreement, between the
                                Company and a shareholder or any future
                                agreement among those parties, or any change in
                                the salary or employment terms of an Office
                                Holder of the Company or entering into any other
                                type of transaction with an Office Holder, or
                                shareholder of the Company.
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ITI TELECOM                     ITI-Interline Telecom International Ltd.
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JVP AGREEMENT                   the Series E Preferred Share Purchase Agreement,
                                dated August 12, 1998, by and among the Company
                                and the JVP Investors.
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JVP INVESTORS                   The JVP Investors are Jerusalem Venture Partners
                                (Israel) L.P. (referred to as "JVP ISRAEL"),
                                Jerusalem Venture Partners L.P. (referred to as
                                "JVP US") and Poalim Capital Markets and
                                Investments Ltd. (transferred to Poalim Capital
                                Markets Technologies Ltd., hereinafter referred
                                to as "POALIM") and their respective Permitted
                                Transferees, irrespective of the class of shares
                                they hold.
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LAW                             the Companies Law and any other Israeli law
                                applicable to the Company, as may be in effect
                                from time to time.
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LIQUIDATION                     (a) any dissolution, winding-up or liquidation
                                of the Company, and (b) any foreclosure by
                                creditors of the Company on substantially all
                                assets of, or equity interests in the Company,
                                whether voluntarily or involuntarily;
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LLC                             limited liability company.
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MONTH                           a Gregorian calendar month.
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OFFICE                          the registered office of the Company at any one
                                time, as may be determined by the Board from
                                time to time.
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OFFICE HOLDER                   as such term is defined in the Companies Law.
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ORDINARY RESOLUTION             a resolution adopted by a majority of the votes
                                of the holders of the issued and outstanding
                                share capital of the Company, present in person
                                or by proxy, at a duly convened meeting of the
                                shareholders and which are entitled to vote,
                                determined on an as converted basis, in
                                accordance with the provisions of Article 11
                                herein.
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ORDINARY SHARE(S)               the Company's Ordinary Shares of nominal value
                                NIS 0.10 each.
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ORDINARY SHAREHOLDER(S)         The holder(s) of Ordinary Share(s).
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ORIGINAL ISSUE PRICE            for the Series A Preferred Shares: USD$36.60;
                                for the Series B Preferred Shares: USD$74.72;
                                for the Series C Preferred Shares: USD$79.74;
                                for the Series D Preferred Shares: USD$59.11;
                                for the Series E Preferred Shares: USD$85.23;
                                for the Series F Preferred Shares: USD$90; for
                                the Series G Preferred Shares: USD$129.20 and
                                for the Series H Preferred Shares: USD$99.26.
                                The Original Issue Price shall be adjusted for a
                                Recapitalization Event (as defined below).
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PERMITTED TRANSFEREE            (i) Affiliates; (ii) limited partners; (iii)
(OF A SHAREHOLDER)              funds under common control or related
                                management; (iv) any member in the same LLC or
                                in an LLC managed by the same management company
                                as the shareholder; (v) in a limited
                                partnership, any of the partners of such limited
                                partnership or to a limited partnership or other
                                entity managed by the same management entity;
                                (vi) in a transfer resulting from the
                                liquidation or merger of an entity, to the
                                successors in interest to such liquidating or
                                merging entity; (vii) an entity succeeding to
                                all or substantially all of the assets of the
                                transferor; (viii) in the case of an individual,
                                a first degree family member or a Controlled
                                Entity; (ix) each of Vertex Investment (III)
                                Pte. Ltd., Vertex-Discount L.P. and Vertex-Yozma
                                L.P., with respect to each other; (x) each
                                Provident Fund (as defined in the Challenge
                                Agreement) with respect to each other; (xi)
                                Steps Investments In Technology Ltd. with
                                respect to Courses; and (xii) a limited
                                partnership to be formed in the future to be
                                named DB Venture Partners Europe 2001 LP (or a
                                similarly named entity) (whether or not the
                                eventual Control remains with Deutsche Bank AG
                                London) and/or any other partnership fund or
                                other investment entity established by DBAG or
                                any of its Affiliates with respect to DBAG.
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PREFERRED SHARES AND            The Series A Preferred Shares, Series B
PREFERRED SHAREHOLDERS          Preferred Shares, Series C Preferred Shares,
                                Series D Preferred Shares, Series E Preferred
                                Shares, Series F Preferred Shares, Series G
                                Preferred Shares and Series H Preferred Shares.
                                A Preferred Shareholder is any shareholder
                                holding shares of any of the above classes of
                                Preferred Share(s).
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PURCHASE DATE (OF A SHARE)      as to each Preferred Share, the date on which
                                such share was first issued by the Company.
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QIPO                            a closing of an IPO at a pre-money equity
                                valuation of at least 2.5 times the post money
                                equity valuation of the Company following the
                                Subsequent Closings of the DB Agreement (and
                                excluding any interim financings not
                                contemplated by the DB Agreement), and
                                generating minimum net proceeds to the Company
                                of USD$50,000,000 (fifty million U.S. dollars).
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RECAPITALIZATION EVENT          any share split, share subdivision or
                                combination, distribution of a share dividend,
                                recapitalization or similar event relating to
                                the Company's share capital.
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REGISTER                        the register of shareholders of the Company
                                administered in accordance with Section 130 of
                                the Companies Law.
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SERIES A PREFERRED SHARE(S)     the Series A Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series A
                                Preferred Shares, respectively.
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SERIES B PREFERRED SHARE(S)     the Series B Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series B
                                Preferred Shares, respectively.
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SERIES C PREFERRED SHARE(S)     the Series C Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series C
                                Preferred Shares, respectively.
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SERIES D PREFERRED SHARE(S)     the Series D Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series D
                                Preferred Shares, respectively.
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SERIES E PREFERRED SHARE(S)     the Series E Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series E
                                Preferred Shares, respectively.
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SERIES F PREFERRED SHARE(S)     the Series F Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series F
                                Preferred Shares, respectively.
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SERIES G PREFERRED SHARE(S)     the Series G Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series G
                                Preferred Shares, respectively.
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SERIES H PREFERRED SHARE(S)     the Series H Preferred Shares of nominal value
AND SHAREHOLDER(S)              NIS 0.10 each, and the holders of Series H
                                Preferred Shares, respectively.
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IN WRITING                      refers to written, printed, photocopied, typed,
                                sent via facsimile, e-mail or produced by any
                                visible substitute for writing, or partly one
                                and partly another and "signed" shall be
                                construed accordingly.
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WARRANTS                        (i) the warrants granted to purchasers of Series
                                H Preferred Shares pursuant to the DB Agreement;

                                (ii) the warrants granted to Hapoalim Nechasim (Menayot) Ltd., dated March 30, 1999 and December 28, 1999; and

                                (iii) the warrant granted to Plenus Technologies Ltd., dated July 17, 2001.
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YEAR                            refers to a Gregorian calendar year from January
                                1st to December 31st.
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In these Articles, subject to this Article and unless the context otherwise requires, expressions defined in the Companies Law, shall have the meanings so defined; and words importing the singular shall include the plural, and vice versa, and words importing the masculine gender shall include the female, and words importing persons shall include bodies corporate. The titles of these Articles are for ease of reference only and shall not be deemed to be part thereof. The word, including, shall imply including without limitation.

PRIVATE COMPANY
---------------

3. The Company is a private company as defined in the Companies Law, and accordingly:

       (a) the right to transfer the shares of the Company shall be restricted as set forth herein;

       (b) the number of the shareholders of the Company (excluding persons employed by the Company, and persons formerly employed by the Company, who during and following their employment by the Company have continued to be shareholders of the Company) shall be limited to fifty (50), provided that, for the purposes of this provision, where two (2) or more persons jointly hold one (1) or more shares in the Company they shall be treated as a single shareholder;

       (c) no offering or invitation shall be made to the public to subscribe for any shares, debentures, debenture stocks or any other securities of the Company.

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LIMITED LIABILITY
-----------------

3A.    The liability of the shareholders for the Company's obligations is limited to the payment of the nominal value of the Company's shares, all subject to Section 304 of the Companies Law.

PURPOSES OF THE COMPANY
-----------------------

3B.    Subject to any limitations contained herein, the Company shall engage in any legal occupation and/or business.

OFFICE
------

4. The Office of the Company shall be at such place as the Board shall determine from time to time.

THE SHARE CAPITAL
-----------------

5. The share capital of the Company is comprised of NIS 201,000 divided into: (i) 1,200,000 Ordinary Shares; (ii) 67,950 Series A Preferred Shares;
(iii) 50,000 Series B Preferred Shares; (iv) 18,000 Series C Preferred Shares
(v) 3,050 Series D Preferred Shares; (vi) 73,000 Series E Preferred Shares;
(vii) 24,000 Series F Preferred Shares; (viii) 194,000 Series G Preferred Shares; and (viii) 380,000 Series H Preferred Shares.

RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED SHARES
--------------------------------------------------------

6. The Preferred Shares shall have all the rights and privileges attached to the Ordinary Shares pursuant to these Articles and the Companies Law and in addition the Preferred Shares shall entitle their holders to powers, preferences and rights as specifically detailed in these Articles.

DIVIDEND PROVISIONS
-------------------

7. Without derogating from the provisions of Article 8 below, the holders of Preferred Shares and the Ordinary Shareholders shall be entitled to receive dividends, as and when declared by the Board, and subject to the final approval of the dividend by the shareholders of the Company, at the Company's General Meeting in accordance with the provisions of Article 17 herein and the Companies Law, and such dividends shall be paid pari passu, calculated on the basis of the number of Ordinary Shares into which such Preferred Shares could then be converted, out of any assets legally available for distribution.

LIQUIDATION PREFERENCES
-----------------------

8. The liquidation preference of the Series H Preferred Shares shall be as follows:

       8.1 In the event of a Liquidation or Deemed Liquidation, the Series H Preferred Shareholders, shall be entitled to receive, prior to and in preference over all other classes of equity securities, an amount per share equal to:

              (a) the higher of: (i) the Original Issue Price for each Series H Preferred Share then held plus an annual compounded rate of return equal to twenty five percent (25%)

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                                      -11-



       thereon calculated from the Effective Date of the DB Agreement; (ii) the product obtained by multiplying the Original Issue Price of such Series H Preferred Shares by the Liquidation Multiplier (as defined below); or
       (iii) the amount per Series H Preferred Share that such holder would receive for each such share in a distribution of all of the Company's assets and funds legally available for distribution calculated on an as converted and on a pro-rata basis, as if all of the Preferred Shares had been converted into Ordinary Shares at the then applicable Conversion Rates; plus

              (b) any declared and unpaid dividends (such amount being referred to as the "PREMIUM").

       8.2 Together, the amounts payable pursuant to Sub-articles 8.1(a) and 8.1(b) above shall be referred to as the "SERIES H PREFERENTIAL AMOUNT". The right to receive the Series H Preferential Amount prior to any other distribution to any other class of securities shall be referred to as the "SERIES H LIQUIDATION PREFERENCE".

       8.3 The "LIQUIDATION MULTIPLIER" shall be equal to: (i) until the end one (1) year following the Effective Date of the DB Agreement (the "1ST ANNIVERSARY"), the number two (2); (ii) after the 1st Anniversary and prior to the end of two (2) years following the Effective Date of the DB Agreement (the "2ND ANNIVERSARY"), the number two and one quarter (2.25); and (iii) at any time after the 2nd Anniversary, the number two and one half (2.5).

       8.4 If the Company's assets and funds legally available for distribution are not sufficient for the payment in full of the Series H Preferential Amount, then all of the Company's assets and funds legally available for distribution shall be distributed PRO RATA among the Series H Preferred Shareholders in proportion to the Series H Preferential Amount each such holder is otherwise entitled to receive.

8A. The liquidation preference of the Preferred Shares other than the Series H Preferred Shares (the "NON-H PREFERRED SHARES") shall follow the distribution of the Series H Liquidation Preference and shall be as follows. In this Article 8A, reference to Non-H Preferred Shareholders shall relate to the Series A Preferred Shareholders, Series B Preferred Shareholders, Series C Preferred Shareholders, Series D Preferred Shareholders, Series E Preferred Shareholders, Series F Preferred Shareholders and Series G Preferred Shareholders.

       8A.1   LIQUIDATION. In a Liquidation of the Company and following the full payment of the Series H Preferential Amount and giving full effect to the Series H Liquidation Preference as required by Article 8.1 above, if any assets and funds remain in the Company and are legally available for distribution, the Non-H Preferred Shareholders shall be entitled to receive prior to and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares by reason of their ownership thereof, an amount per share equal to the sum of: (a) the applicable Original Issue Price, (b) the Premium, and (c) an amount equal to an 8% return compounded annually on the applicable Original Issue Price, for each such share. The amounts referred to in paragraphs (a), (b) and (c) of this Article 8A.1 shall be referred to as the "NON H PREFERENCE AMOUNT".

       8A.2   DEEMED LIQUIDATION. In a Deemed Liquidation of the Company and
following the full payment of the Series H Preferential Amount and giving full effect to the Series H Liquidation Preference as required by Article 8.1 above, if any assets and funds remain in the Company and are legally available for distribution, the Non-H Preferred Shareholders shall be entitled to receive prior to and in preference, to any distribution of any of the assets of the

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                                      -12-


Company legally available for distribution, to any other shareholders of the Company by reason of their ownership thereof, for each Preferred Share, other than the Series H Preferred Shares, an amount equal to: (a) the respective Original Issue Price; plus (b) a 25% return, compounded annually on the respective Original Issue Price, for each full year between the closing of the Deemed Liquidation and the acquisition of the Preferred Shares; and (c) the Premium on each Non-H Preferred Share ((a), (b) and (c) shall collectively be referred to as the "NON H PREFERENCE DISTRIBUTION"). The remaining amounts legally available for distribution shall then be distributed, pari-passu, among all the holders of Ordinary Shares and of Non-H Preferred Shares, on an as-converted basis.

       8A.3   If the Company's assets and funds legally available for
distribution following the full payment of the Series H Preferential Amount and giving full effect to the Series H Liquidation Preference of the Company are not sufficient for the payment in full of the Non H Preference Distribution or the Non H Preference Amount, all such assets as are legally available for distribution, after having given full effect to the full distribution of the Series H Liquidation Preference, shall be distributed among the Non-H Preferred Shareholders in proportion to the full amount that each Non-H Preferred Shareholder would have otherwise been entitled to receive under Articles 8A.1 or 8A.2 above.

8B.    Upon the completion of the distributions required by Articles 8.1, and
8A.1 or 8A.2, if any of the Company's assets and funds legally available for distribution remain in the Company, then the holders of the Ordinary Shares and of the Preferred Shares, excluding the holders of Series H Preferred Shares, calculated on an as-converted basis, shall receive all of such remaining assets and funds, pari passu.

8C.    With respect to a Deemed Liquidation, the Company shall give each
Preferred Shareholder written notice of such impending transaction not later than fourteen (14) days prior to the General Meeting called to approve such transaction, or fourteen (14) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article 8, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) business days after the Company has given the first notice provided for herein or sooner than ten (10) business days after the Company has given notice of any material changes provided for herein; PROVIDED, HOWEVER, that such periods may be shortened upon the written consent of the holders of each series of Preferred Shares which are entitled to such notice rights or similar notice rights and which represents at least a majority of the voting power of all then outstanding shares of such series of Preferred Shares. The notice required by this Article 8C shall be delivered pursuant to the method set forth in sub-Article 9(j) hereof.

8D.    The provisions of this Article 8 are in addition to the provisions of
Article 9. Nothing in this Article 8 shall prevent the holders of Preferred Shares from exercising their Conversion Rights prior to the conclusion of a transaction contemplated herein.

CONVERSION
----------

9. The holders of the Preferred Shares shall have Conversion Rights as follows:

       (a)    RIGHT TO CONVERT:

              (i) Subject to sub-Article 9(c) below, each Preferred Share shall be convertible, at the option of its holder, at any time after the date of issuance of such Preferred Share, by providing notice to the Company at its Office, or to any transfer agent for the Preferred Shares, into such number of fully paid and non-assessable Ordinary Shares of the Company as is determined by the Conversion Rate then in effect for such Preferred Share.

       The initial Conversion Price per share for Preferred Shares shall be the applicable Original Issue Price provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment as set forth in Sub-Articles 9(c), 9(d) and 9(e) below.

              (ii) Subject to compliance with Articles 17(a) and 17(b) as may be applicable, and without derogating from such Articles, each Preferred Share shall automatically be converted into Ordinary Shares of the Company at the Conversion Rate at the time in effect for such Preferred Share immediately prior to the consummation of a QIPO. Provided however and without derogating from the rights under Article 17(a) or 17(b) (as may be applicable), that in an IPO (other than a QIPO) the Series H Conversion Price in effect immediately prior to such IPO (for the purposes of calculating the Conversion Rate as set forth in Article 9) shall be reduced (if so required and if applicable) to an amount equal to the lower of: (a) the Series H Original Issue Price per Share multiplied by a fraction the numerator of which is the price at which Ordinary Shares are offered to the public in such an IPO and the denominator of which is the Series H Preferential Amount per share; or (b) the Series H Conversion Price in effect prior to such calculation.

              The formula can be expressed algebraically as follows:

                                                   O
                                                   -
                                       +-->  I  *  A
              P' = {  the lower of:  --|
                                       +-->  P

              where:

       -------------------------------------------------------------------------
        P'  = Series H Conversion Price in effect immediately prior to an IPO.
       -------------------------------------------------------------------------
        P   = Series H Conversion Price in effect prior to the application of this formula.
       -------------------------------------------------------------------------
        I   = Series H Original Issue Price.
       -------------------------------------------------------------------------
        O   = The initial offering price per share.
       -------------------------------------------------------------------------
        A   = Series H Preferential Amount.
       -------------------------------------------------------------------------

       (b)    MECHANICS OF CONVERSION.

Before any holder of Preferred Shares shall be entitled to convert any of its Preferred Shares into Ordinary Shares such holder shall surrender the certificate(s) therefor and give written notice, by mail, postage prepaid, to the Company at its Office or to any transfer agent for the

Preferred Shares, of the election to convert the same and shall state therein the name(s) of any nominee for such holder in which the certificate(s) for Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Shares, or to the nominee(s) of such holder, a certificate(s) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is in connection with the Company's IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

       (c)    CONVERSION PRICE ADJUSTMENTS OF PREFERRED SHARES.

The applicable Conversion Price of the Preferred Shares shall be subject to adjustment from time to time as follows:

              (i)    (a)    Upon each issuance by the Company of any Additional
       Shares (as defined below), after the Purchase Date of each of the Preferred Shares other than the Series H Preferred Shares and until the IPO, without consideration or for a price per share less than the applicable Conversion Price for the Preferred Shares, other than the Series H Preferred Shares, in effect immediately prior to the issuance of such Additional Shares, then the applicable Conversion Price for the Preferred Shares, other than the Series H Preferred Shares, in effect immediately prior to each such issuance shall be reduced to an amount equal to a fraction: (I) the numerator of which shall be the number of issued and outstanding shares of the Company immediately prior to the issuance of such Additional Shares, multiplied by the applicable Conversion Price in effect immediately prior to such issuance of Additional Shares plus the total consideration received by the Company for the Additional Shares; and (II) the denominator of which shall be the number of issued and outstanding shares of the Company immediately prior to the issuance of such Additional Shares plus the number of Additional Shares issued. For convenience purposes, the following formula describes the language set forth above:

              (P X A) + C'
              ------------
       P' =       a + n

       -------------------------------------------------------------------------
       P      is the Conversion Price of the Preferred Shares, other than the
              Series H Preferred Shares, in effect immediately prior to the issuance of Additional Shares.
       -------------------------------------------------------------------------
       A      is the number of the issued and outstanding shares immediately prior to the issuance of the Additional Shares.
       -------------------------------------------------------------------------
       C'     is the total consideration received for such Additional Shares.
       -------------------------------------------------------------------------
       N      is the number of Additional Shares issued.
       -------------------------------------------------------------------------
       P'     is the adjusted Conversion Price.
       -------------------------------------------------------------------------

       For example purposes only: if the Conversion Price immediately prior to the issuance of the Additional Shares is $80; the number of issued and outstanding shares immediately prior to the issuance of the Additional Shares is 300,000; the total consideration received for such Additional Shares is $1,000,000; the number of Additional Shares issued is 25,000; then the adjusted Conversion Price shall be $76.92

       P= 80
       a=300,000
       C' = 1,000,000
       n=25,000

                     (b) Notwithstanding the provisions of paragraph (i)(a) above, if during the period ending on February 6, 2003, the Company: (i) issues any Additional Shares (as defined below), for a price per share which is less than the Original Issue Price for the Series G Preferred Share but higher than USD$80, then the Conversion Price then in effect for the Series G Preferred Shares shall be reduced to the price at which such Additional Shares were issued; or (ii) issues any Additional Shares (as defined below), for a price per share which is less than USD$80, then the Conversion Price then in effect for the Series G Preferred Shares shall be adjusted in accordance with the provisions of paragraph (a) above, except that the Conversion Price of the Series G Preferred Shares immediately prior to such issuance of Additional Shares shall be deemed to be USD$80.

                     (b1) For the purposes of the application of Articles 9(c)(i)(a) and 9(c)(i)(b) to the Series G Preferred Shares, the Conversion Price in effect immediately following the Effective Date of the DB Agreement is USD$117.79, provided however, that no adjustment to the Conversion Price pursuant to Articles 9(c)(i)(a) and 9(c)(i)(b) shall be made unless the price per share of Additional Shares issued after the Effective Date of the DB Agreement is less than the Original Issue Price of the Series H Preferred Shares (i.e., USD$99.26).

                     (c) Upon each issuance by the Company of any Additional Shares (as defined below), after the Effective Date of the DB Agreement and until a QIPO, without consideration (for the purposes of this Article 9, shall be deemed as payment of the nominal value) or for a price per share less than the Conversion Price for the Series H Preferred Shares in effect immediately prior to the issuance of such Additional Shares, then the Series H Conversion Price in effect immediately prior to each such issuance shall be reduced to an amount equal to the price per share at which such Additional Shares were issued.

                     (d) In applying sub-Articles 9(c)(i)(a), 9(c)(i)(b) and 9(c)(i)(c) above, the following provisions shall apply:

                            (AA) No adjustments of any applicable Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. No adjustment of any applicable Conversion Price pursuant to this sub-Article 9(c)(i) shall be made if it has the effect of increasing the applicable Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

                            (BB) In the case of the issuance of Additional Shares (as defined below) for cash, the consideration, for the purpose of sub-Article 9(c)(i), shall be deemed to be the amount of cash received therefor after giving effect to any discounts, commissions or other expenses, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                            (CC) In the case of the issuance of Additional Shares (as defined below) for a consideration, in whole or in part other than cash ("NON-CASH Consideration"), the Non-Cash Consideration, shall, for the purpose of sub-Article 9(c)(i), be deemed to be the fair value thereof as determined, in good faith, by a majority of 75% of the Entire Board.

                            (DD) In the case of the issuance of Convertible Securities, the aggregate maximum number of Ordinary Shares deliverable upon exercise, conversion or exchange (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such Convertible Securities shall be deemed to have been issued immediately prior to any conversion of the Preferred Shares pursuant hereto, at a consideration equal to the consideration determined in the manner provided in sub-Articles 9(c)(i)(d)(BB) and 9(c)(i)(d)(CC), if any, received by the Company upon the issuance of such Convertible Securities plus any additional consideration payable to the Company pursuant to the term of such Convertible Securities (without taking into account potential anti-dilution adjustments) for the Ordinary Shares covered thereby, and the applicable Conversion Price shall be adjusted accordingly.

                            (EE) For purpose of sub-Article 9(c)(i) hereof, the consideration for any Additional Shares shall be taken into account at the U.S. dollar equivalent thereof, on the day such Additional Shares are issued or deemed to be issued pursuant to sub-Article 9(c)(i)(d)(DD).

              (ii) "ADDITIONAL SHARES" shall mean any Ordinary Shares and Convertible Securities issued or deemed to have been issued pursuant to sub-Article 9(c)(i)(d)(DD) by the Company after the applicable Purchase Date other than:

                     (A) Ordinary Shares issued pursuant to a transaction described in or for which adjustment is made under sub-Articles 9(c)(iii), 9(d) and 9(e) hereof;

                     (B) Ordinary Shares issued to employees, consultants and other Board approved service providers of the Company and its subsidiary, provided however, that all such grants shall be pursuant to a Stock Option Plan approved by the Board.

                     (C) The Warrants and the issuance of securities issued upon any exercise or conversion thereof; and

                     (D) Ordinary Shares issued upon conversion of all classes of Preferred Shares.

                     (E) Any additional Series H Preferred Shares issued pursuant to Section 6.9 of the DB Agreement.

              (iii) If the Company shall subdivide or combine its Ordinary Shares and/or Preferred Shares, the applicable Conversion Price shall be proportionately reduced or increased, in case of a subdivision or combination of shares, as applicable, as at the effective date of such subdivision or combination, or, if the Company shall fix a record date for the purpose of so subdividing or combining, as at such record date, whichever is earlier.

              (iv) Subject to and without derogating from the applicable liquidation preferences of the various classes of Preferred Shares as set forth in Article 8 above, if the Company at any time shall make a distribution of its assets to the holders of its Ordinary Shares as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends, the holders of Preferred Shares shall be entitled to receive without payment of any additional consideration, a sum equal to the amount of such assets as would have been payable to such holder as owner of that number of shares of Ordinary Shares receivable by exercise of the Conversion Rights had such holder been the holder of record of such Ordinary Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

       (d)    OTHER DISTRIBUTIONS.

If the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in sub-article 9(c)(ii) or if the Company at any time shall pay a dividend payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares then, in each such case, and without derogating from the provisions of these Articles, for the purpose of this sub-Article 9(d), the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution.

       (e)    RECAPITALIZATIONS.

If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 9) provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 9 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

       (f)    NO IMPAIRMENT.

The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 9, but will at all times in good faith assist in the carrying out of all the provisions of this Article 9 and in taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

       (g)    NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

              (i) No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share.

              (ii) Upon the occurrence of each adjustment or readjustment of any applicable Conversion Price pursuant to this Article 9, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth; (A) such adjustment and/or readjustment; (B) the applicable Conversion Price at the time in effect; and (C) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Shares.

       (h)    NOTICES OF RECORD DATE.

If the Company wishes to determine a record date to determine the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       (i)    RESERVATION OF SHARES ISSUABLE UPON CONVERSION.

If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion and/or reclassification of all then issued and outstanding Preferred Shares, each of the Company's shareholders shall be obligated to co-operate with the Company in taking the necessary corporate actions giving effect to such conversion, including but not limited to increasing the authorized but unissued Ordinary Shares to such number of Ordinary Shares as shall be sufficient for such conversion.

       (j)    NOTICES.

Any notice required by the provisions of this Article 9 to be given to the holders of Preferred Shares shall be deemed given fifteen (15) days after being deposited in the Israeli mail, postage prepaid, and addressed to each holder of record at its address appearing in the Register; PROVIDED THAT, in the case of shareholders located outside of Israel, such notice shall be sent by first class airmail, facsimile, electronic mail or other rapid form of written communication, confirmation of such notice shall be sent by airmail.

[ARTICLE 10 IS RESERVED]

VOTING RIGHTS
-------------

11.    (a)    The holder of each Preferred Share, other than the Series H
Preferred Shares, shall have the right to one (1) vote for each Ordinary Share into which such Preferred Share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any General or Class Meeting, as applicable, in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

       (b) Each holder of the Series H Preferred Shares shall have the right to one (1) vote for each Ordinary Share into which the Series H Preferred Share held by it could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), multiplied by the applicable Milestone Payment Multiplier (as defined in paragraph (c) below), and with respect to such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any General, Extraordinary or Class Meeting, as applicable, in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

       (c) The "MILESTONE PAYMENT MULTIPLIER" applicable to the Series H Preferred Shares shall be: (i) from the Effective Date of the DB Agreement until the 2001 Subsequent Closing Date (as defined in the DB Agreement) shall be 2.285714; (ii) from the 2001 Subsequent Closing Date (as defined in the DB Agreement) until the 2002 Subsequent Closing Date (as defined in the DB Agreement) shall be 1.230769, PROVIDED, HOWEVER, that if a Series H Preferred Shareholder did not fund or participate in the 2001 Subsequent Closing (as defined in the DB Agreement), then for such holder the Milestone Payment Multiplier applicable to the Series H Preferred Shares held by it shall be one
(1); and (iii) after the 2002 Subsequent Closing Date (as defined in the DB Agreement) the Milestone Multiplier the shall be one (1).

BRING ALONG
-----------

12.    Subject to the provisions of Article 17 below and the provisions of
Section 341 of the Companies Law, notwithstanding anything in these Articles to the contrary, until an IPO, if any person or entity offers to purchase all of the issued and outstanding share capital of the Company (the "BRING ALONG TRANSACTION"), and shareholders holding more than eighty percent (80%) of the voting power in the Company indicate their acceptance of such offer (the "PROPOSING SHAREHOLDERS"), and such offer is approved by a majority of the Board, then at the closing of such transaction, all holders of all classes of shares in the Company will transfer their shares to such person or entity at the same price and on the same terms and conditions as the Proposing Shareholders subject to any adjustments as may be necessary in order to give full effect to
Article 8 hereof. The distribution of the consideration of such Bring Along Transaction shall be distributed in accordance with the provisions of Articles 8 above, and in the order of preference and priority as set forth therein, and shall not derogate from the liquidation preferences set forth in such Article 8 in relation to a Deemed Liquidation.

ISSUANCE OF SHARES
------------------

13. Subject to the provisions of Articles 14 and 17 below and without derogating from the provisions of these Articles and the Companies Law, the un-issued share capital of the Company shall be under the control of the Board, who shall have the power to issue shares or otherwise dispose of such share capital to such persons, on such terms and conditions (including, INTER ALIA, the terms relating to calls as set forth in Article 35 hereof), and either at nominal value or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board may deem fit. The Board shall also have the power to grant any person or entity the option to acquire from the Company any share capital of the Company, either for the nominal value or for a premium, or, subject as aforesaid, at a discount, at such time and for such consideration as the Board may deem fit.

PREEMPTIVE RIGHTS
-----------------

14.    (i)    Until the consummation of an IPO, and except:

              (a) To the extent the right to receive such offer has been waived in writing (before or after the effective date of these Articles) by a shareholder who would otherwise be entitled thereto;

              (b) For the issuance of shares to employees, consultants or service providers pursuant to a share/stock option plan or plans approved by the Board, within an agreed upon option/share pool approved by the majority of the directors serving on the Board from time to time (the "ENTIRE BOARD");

              (c) For securities issuable upon conversion of all classes of Preferred Shares;

              (d)    For securities offered to the public in an IPO;

              (e) For securities issued in connection with any PRO RATA share split and/or share dividend, a recapitalization, reclassification or similar event relating to the share capital by the Company that does not negatively affect or impair the rights of the Preferred Shares and Ordinary Shares;

              (f) For securities issued in connection with a PRO RATA rights offering;

              (g) For securities issued in connection with an acquisition by the Company of another entity; and

              (h) Ordinary Shares and/or the applicable class of Preferred Shares issued upon exercise of the Warrants or Series H Preferred Shares to be issued pursuant to the DB Agreement;

the following provisions shall govern the issuance of share capital, and/or Convertible Securities by the Company as directed by the Board from time to time: any shares to be issued by the Company (the "OFFERED SECURITIES") shall first be offered by the Company by written notice of offer to each of: (i) the Founders, (ii) ITI, and (iii) Preferred Shareholders (such shareholders shall be referred to, collectively and individually, in this
Article 14 and Article 33 as "QUALIFIED SHAREHOLDERS"), in proportion to their respective holdings of the total outstanding share capital of the Company, on an as-converted basis.

       (ii) Such notice of offer shall identify the proposed purchaser(s), and describe the terms of the proposed issuance. At the request of any Qualified Shareholders, the Company shall also provide additional reasonably requested information as to the identity of the proposed purchaser. Any such Qualified Shareholder may accept such offer, as to all or any part of the portion of the Offered Securities so offered to it, by giving the Company written notice of acceptance within twenty-one (21) days following the date of such notice of offer.

       (iii) Any Offered Securities that a Qualified Shareholder fails or declines to acquire as aforesaid shall be re-offered, in the manner prescribed in the foregoing provisions of this Article 14, to all such Qualified Shareholders who submitted notices of acceptance as to all the Offered Securities initially offered to them pursuant to this Article 14; provided, however, that such Qualified Shareholders may accept such offer in respect of all such shares and if acceptances are received in respect of more than the total number of such re-offered shares they shall be allotted to such Qualified Shareholders PRO RATA in proportion to their respective holdings. However, no holder shall be required to buy a greater number of shares than the number provided in such holder's notice of acceptance.

       (iv) Any such re-offered Offered Securities which are not accepted by such Qualified Shareholders as aforesaid shall be under the control of the Board as aforesaid and may be subsequently issued without regard to this Article 14, except that said re-offered Offered Securities may not be issued in exchange for consideration less than or on terms more advantageous to the purchaser than those offered pursuant to Sub-Article 14 (ii). If any of the Offered Securities are not acquired by the expiration of a three (3) month period following the first written notice under this Article such shares may not be issued except by compliance with the provisions of this Article 14.

       (v) For the purposes of any offer under this Article 14, the respective holdings of any number of such Qualified Shareholders shall mean the respective proportions of the aggregate number of shares held by such Qualified Shareholders (on an as converted basis) as determined prior to the offer made pursuant to Article 14(i).

[ARITCLE 15 IS RESERVED]

REGISTERED HOLDER
-----------------

16.    (a)    If two (2) or more persons are registered as joint holders of a share they shall be jointly and severally liable for any calls or any other liability with respect to such share. However with respect to voting, powers of attorney and furnishing notices, the one registered first in the Register shall be deemed to be the sole owner of the share, insofar as all the registered joint holders shall not notify the Company in writing to relate to another one of them as the sole owner of the share, as aforesaid.

       (b) If two (2) or more persons are registered together as holders of a share, each one of them shall be permitted to give receipts binding all the joint holders for dividends or other monies and distributions made in connection with such share(s) and the Company shall be permitted to pay all dividends, distributions or other amounts due with respect to the share(s) to one (1) or more of the joint holders, as it shall deem fit.

PROTECTIVE PROVISIONS
---------------------

17.    (a)    Notwithstanding anything to the contrary in these Articles the
Company shall not take any of the actions listed below in this Article 17 without the written consent the holders of 75% (the "MAJORITY") of the Preferred Shares issued to the Courses Investors, the Ampal Investors, the JVP Investors and the Challenge Investors (each of, the Courses, Ampal, JVP and Challenge Investors, including any transferee of aforesaid Preferred Shares, shall be referred to as an "INVESTOR GROUP"), all counted as one group, PROVIDED, HOWEVER, that if the holdings of any Investor Group falls below 10% of the issued and outstanding share capital of the Company (calculated on an as-converted basis), then the shares held by such Investor Group shall not be counted when determining the Majority for the purposes of this Article:

              (i) additional investments in the Company (including public offerings), except for the issuance of Series H Preferred Shares pursuant to the terms of the DB Agreement, including but not limited to those shares issued at each Subsequent Closing and upon exercise of the Warrants, all as such terms are defined in the DB Agreement;

              (ii)   the adoption of the Company's annual budget;

              (iii)  any Interested Party Transaction;

              (iv) the declaration or distribution of dividends (the recommendations to the shareholders with respect thereto shall require the approval of the majority of the Entire Board);

              (v) the issuance of options to employees, consultants and/or service providers of the Company, except as to the issuance of such options to purchase an aggregate number within the agreed upon pool of 140,000 Ordinary Shares;

              (vi)   any transfer of authorization from the Board;

              (vii) a material transaction or change in the Company or its business, including without limitation, a Deemed Liquidation, mergers, reorganizations, restructurings or the sale of all or substantially all of the assets and business of the Company, acquisition of a business entity and the establishment of a joint venture or partnership; and

              (viii) any amendments to these Articles.

       (b) The Company shall not take any of the below listed actions without the written consent of DBAG or its Permitted Transferee(s) or with the affirmative vote of the DB Director, in the event that the action is originally reserved for a board of directors of a company under Sections 92 or 112 of the Companies Law:

              (i) issuance of equity and/or securities, except for issuances of securities described in Articles 14(i)(b), 14(i)(c), 14(i)(e), 14(i)(f) and 14(i)(h) above;

              (ii) the adoption of the Company's annual budget and any longer term business plan;

              (iii)  any Interested Party Transaction;

              (iv) the declaration or distribution of dividends (the recommendations to the shareholders with respect thereto shall require the approval of the majority of the Entire Board);

              (v) the issuance of options to employees, consultants and/or service providers of the Company, except as to the issuance of such options to purchase an aggregate number within the agreed upon pool of 140,000 Ordinary Shares;

              (vi) Deemed Liquidation and/or any other material transaction or change in the Company or its business, including without limitation mergers, reorganizations, restructurings or the sale of all or substantially all of the assets and business of the Company, acquisition of a business entity and the establishment of a joint venture or partnership;

              (vii) any amendments to these Articles, including the increase of the authorized number of Series H Preferred Shares;

              (viii) the appointment and dismissal of any of the Office Holders of the Company (for the purpose of this Sub-article, whether or not such Office Holder is employed by the Company or by any of its subsidiaries);

              (ix) the incurrence of: (a) indebtedness exceeding US$250,000 in a single or in a series of related transactions, not approved by the Board as part of the budgets; or (b) capital expenditures or investments exceeding US$150,000 in a single or in a series of related transactions, not approved by the Board as part of the budgets;

              (x) any act that would adversely affect the rights, preferences and/or privileges attached to the Series H Preferred Shares or granted to the holders thereof and/or the approval thereof; and

              (xi) a change in the number of members composing the Board; the initial composition of the board of any subsidiary and a change in the composition of the board of any subsidiary of the Company in which the composition does not reflect the representation of DBAG or its Permitted Transferee on the Board.

       (c) Should DBAG breach its payment obligations in accordance with the DB Agreement ("BREACH"), its rights as detailed in Sub-article 17(b) above shall terminate, without derogating from any other right or remedy the Company may have under the DB Agreement or under any applicable law. Provided however, that should DBAG cure such Breach, the rights of DBAG as detailed in Sub-article 17(b) above shall be reinstated and shall be in full force and effect. In the event of such Breach and for so long as such Breach is not cured, DBAG shall be included as an Investor Group for the purposes of Article 17(a) above only with respect to the Series H Preferred Shares held by them for which full payment has been made. Notwithstanding the foregoing and for the purpose of clarification, following the Breach, DBAG's right to cure such Breach shall be subject to the Company's prior written consent.

       (d) All rights detailed in this Article 17, shall terminate upon a QIPO.

SHARE CERTIFICATE
-----------------

18.    (a)    A shareholder shall be entitled to receive from the Company without payment, one certificate for each class of shares held by such shareholder containing the number of shares registered in the name of such shareholder, their class and serial numbering. Shares of different classes may not be included in the same certificate. A shareholder who transferred a portion of his/her/its shares shall be entitled to a certificate representing the balance of his/her/its shares without charge. However, for joint holders of a share(s), the Company shall not be obligated to issue more than one certificate to all such joint holders, and the delivery of such a certificate to one (1) of the joint holders shall be deemed to be a delivery to all of the joint holders.

       (b) Each certificate shall carry the signature of at least one (1) Director together with the rubber stamp or printed name of the Company.

       (c) If a share certificate is defaced, lost or destroyed, it may be replaced upon payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board may deem fit.

[ARTICLE 19 IS RESERVED]

MODIFICATIONS OF SHARE RIGHTS AND THESE ARTICLES
------------------------------------------------

20.    Subject to the provisions of Article 17 above:

       (a) If at any time the share capital is divided into different classes of shares (unless otherwise provided for by the terms of issue of the shares of that class), it shall be permitted, to change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions and provisions attached at that time to one or more of the classes, after receipt of the consent of the holders of 50.1% of the issued shares of the class so affected, or with the sanction of an Ordinary Resolution passed at a Class Meeting of the class so affected. To every such Class Meeting, the provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply. Any holder of shares of that class present, either personally or by proxy, may request a secret ballot.

       (b) Without derogating from Article 20(a) above the Company may from time to time by Ordinary Resolution, amend these Articles.

LIEN
----

21. The Company shall have a first and paramount lien over all the shares, not fully paid, registered in the name of any shareholder (whether registered in the shareholder's name only or jointly with others) for any amount still outstanding with respect to that share, whether presently payable or not. Such a lien shall exist whether the dates of payment or fulfillment or execution of the obligations, debts or commitments have become due or not, and shall apply to all dividends that shall be declared from time to time in connection with such shares. However, the Board may declare at any time with respect to any such share, that it is released, in whole or in part, temporarily or permanently, from the provisions of this Article.

22. The Company may sell, in such manner and at such time as the Board may deem fit, any of the shares subject to the lien. However, no sale shall be made unless there is an outstanding amount payable in respect for which the lien exists, nor until the expiration of 14 (fourteen) days after a written notice, stating and demanding payment of the outstanding amount or any part thereof and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled to the share by reason of death or bankruptcy. Such a sale shall be subject to the pre-emptive rights described in Article 14 above.

23. The net proceeds of such sale shall be applied in payment of the outstanding amount due to the Company or towards the fulfillment of the obligation or commitment, and the balance (if any) and subject to any other agreement among the Company and such shareholder shall be paid to the shareholder or to the person who was entitled to such shares immediately prior to such sale.

24. To give effect to such sale, the Board shall be permitted to sign or to appoint someone to sign, a deed of transfer for the shares being sold and to register the buyer's name, as the owner of such shares in the Register. It shall not be the obligation of the buyer to supervise the application of the proceeds of the sale nor will the buyer's right in the shares be affected by a defect or illegality in the sale proceedings after his name has been registered in the Register with respect to those shares.

The sole remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES AND THE MANAGEMENT THEREOF
---------------------------------------------

25. The Board may in good faith, subject to these Articles and subject to any of the Company's written agreements with or undertakings in writing towards any shareholder of the Company, refuse to approve the registration of any transfer of shares to a direct competitor of the Company. The determination of whether a proposed transferee is a direct competitor shall be in the sole discretion of the Board. Prior to the registration of a transfer of shares, the Board may require proof of compliance with the provisions of these Articles in respect of such transfer. If the Directors make use of their powers in accordance with this Article and refuse to register a transfer of shares, they must provide written notice of their refusal to the transferee within fourteen (14) days from the date the deed of transfer was furnished to the Company.

26. Each transfer of shares shall be made in writing in the form appearing below, or in a similar form, or in any form as may be determined by the Board from time to time. Such form of transfer shall be delivered to the Office together with the transferred share certificates and any other reasonable proof the Board shall require.

DEED OF TRANSFER OF SHARES
--------------------------

I, _________ of __________ (the "TRANSFEROR") do hereby transfer to ____________, of ________________ (the "TRANSFEREE") _______ share(s) having nominal value of NIS ________ each one in PowerDsine Ltd., to hold unto the Transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution hereof; and I, the Transferee, do hereby agree to take said share(s) subject to the conditions aforesaid. As witness we have hereunto set our hands the ____ day of _____ 20__.


--------------------------------------   ---------------------------------------
Transferee                               Transferor

--------------------------------------   ---------------------------------------
Address & Profession                     Address & Profession

--------------------------------------   ---------------------------------------
Witness to Transferee's Signature        Witness to Transferor's Signature

--------------------------------------   ---------------------------------------
Address of Witness                       Address of Witness

27. The deed of share transfer shall be executed both by the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered into the Register in respect thereof.

[ARITCLE 28 IS RESERVED]

29. The Register of the Company may be closed at such dates and for such other periods as determined by the Board from time to time, provided that the Register shall not be closed for more than thirty (30) days per year.

30. Upon the death of a shareholder the remaining holders (in the event that the deceased was a joint holder of a share) or the administrators or executors or heirs of the deceased (in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive) shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation with respect to the share that the deceased held jointly with any other holder.

31. Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation of a shareholder shall, upon such evidence being produced as may from time to time be required by the Board, have the right, either to be registered as a shareholder in respect of the share upon the consent of the Board (who have the right to refuse pursuant to Article 25 above) or, instead of being registered himself, to transfer such share to another person, subject to the provisions contained in these Articles with respect to transfers.

32. A person becoming entitled to a share because of the death of a shareholder shall not be entitled to receive notices with respect to General or Class Meetings or to participate or vote therein with respect to that share, or aside from the aforesaid, to exercise any right of a shareholder, until such person has been accepted as the registered holder of such shares in the Register.

33. Prior to a QIPO and without derogating from Article 25 above, any shareholder in the Company shall be permitted to sell, transfer, grant, or dispose of in any manner whether directly or indirectly ("TRANSFER") to any third party its shares in the Company (including options, warrants or other rights to acquire shares) or any part thereof provided that such shareholder complies with the following provisions set forth below.

       (a) If, at any time, any shareholder wishes to Transfer any or all of the shares held by it (including options, warrants or other rights to acquire shares), (hereinafter the "OFFEROR") the Offeror shall submit a written notice (the "OFFER") to Transfer such shares (the "OFFERED SHARES") to the Company detailing the terms and conditions, including price, and identity of the proposed transferee, identical to those proposed by such third party (the terms of the Offer are referred to herein as the "PROPOSED TERMS"). The Company shall promptly thereafter send each of the Preferred Shareholders (collectively and individually the "OFFEREE(S)") a copy of the Proposed Terms (hereinafter the "SALE NOTICE"). It shall be the sole responsibility of the Offeror to provide the Company with the required contents of the Sale Notice and any additional information as may reasonably be requested by the Company.

       (b1) Each Offeree shall have the right to purchase that number of the Offered Shares (other than the Series H Preferred Shares or the Warrants) (the "NON-H OFFERED SHARES"), as shall be equal to the aggregate Non-H Offered Shares multiplied by a fraction, the numerator of which is the number of shares then held by such Offeree (on an as converted basis) and the denominator of which is the aggregate number of shares then owned by all of the Offerees, on an as-converted basis (such fraction hereinafter referred to as the "PRO RATA FRACTION" of each Offeree). If an Offeree does not wish to purchase its Pro Rata Fraction of the Non-H Offered Shares or any part thereof, then any other Offeree who so elects shall have the right to purchase, on a pro rata basis to other Offerees who so elect, any Non-H Offered Shares not purchased by an Offeree.

       (b2) In a proposed sale of Series H Preferred Shares (the "SERIES H OFFERED SHARES"), each Series H Preferred Shareholder other than the Offeror of such Series H Preferred Shares (the "SERIES H OFFEREE(S)") shall have the right to purchase that number of Series H Offered Shares, as shall be equal to the aggregate Series H Offered Shares multiplied by a fraction, the numerator of which is the number of Series H Preferred Shares then held by such Series H Offeree (on an as converted basis) and the denominator of which is the aggregate number of shares then owned by all of the Series H Offerees, on an as-converted basis (such fraction hereinafter referred to as the "SERIES H PRO RATA FRACTION" of each Series H Offeree). If a Series H Offeree does not wish to purchase its Series H Pro Rata Fraction of the Series H Offered Shares or any part thereof, then any other Series H Offeree who so elects shall have the right to purchase, on a pro rata basis to other Series H Offerees who so elect, any portion of the Series H Offered Shares not purchased by a Series H Offeree. If the Series H Offerees do not wish to purchase all of the Series H Offered Shares, then any other Offeree (the "NON-SERIES H OFFEREE(S)") who so elects shall have the right to purchase, that number of the Series H Offered Shares not purchased by the Series H Offerees (the "AVAILABLE SERIES H OFFERED SHARES") as shall be equal to the aggregate Available Series H Offered Shares multiplied by a fraction, the numerator of which is the number of shares then held by such Non-Series H Offeree (on an as converted basis) and the denominator of which is the aggregate number of shares then owned by all of the Non-Series H Offerees, on an as-converted basis (such fraction hereinafter referred to as the "NON-SERIES H PRO RATA FRACTION" of each Non-Series H Offeree). If a Non-Series H Offeree does not wish to purchase its Non-Series H Pro Rata Fraction of the Available Series H Offered Shares or any part thereof, then any other Non-Series H Offeree who so elects shall have the right to purchase, on a pro rata basis to the other Non-Series H Offerees who so elect, any Available Series H Offered Shares not purchased by a Non-Series H Offeree.

       (c) Within twenty-one (21) days from the date of receipt of the Offer, each of the Offerees shall give written notice to the Company, with a copy to the Offeror (the "RESPONSE NOTICE") whether it wishes to purchase its Pro Rata Fraction, Series H Pro Rata Fraction or Non-Series H Pro Rata Fraction (as may be applicable) of the Offered Shares or any part thereof, and whether it wishes to purchase, in addition, its applicable portion of the Offered Shares not purchased by other Offerees, all pursuant to the Proposed Terms and to sub-Articles 33(b1) and 33(b2) above. If such Response Notice has not been given by an Offeree within the aforesaid time period, it shall be deemed to have refused to purchase any of the Offered Shares.

       (d) At the expiration of said 21-day period: (i) if notices of Offerees who expressed their wish to purchase Offered Shares have been received in respect of all of the Offered Shares, the Offered Shares shall be transferred by the Offeror to such Offerees pursuant to the Proposed Terms; (ii) if notices of Offerees who expressed their wish to purchase Offered Shares have been received in respect of number of shares greater than the number of Offered Shares, such Offerees may acquire shares in a manner proportionate to the share capital of the Company held by them at that time, subject to the provisions of sub-Articles 33(b1) and

33(b2) above. However, no Offeree shall be required to buy a greater number of shares than the number provided for in its Response Notice; (iii) if the Offerees elect not to purchase all of the Offered Shares, then no Offeree shall be entitled to purchase any of the Offered Shares and the Offered Shares may be Transferred by the Offeror to the proposed transferee at any time within ninety
(90) days thereafter. Any such Transfer shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than the Proposed Terms. Any Shares not sold within such ninety (90)-day period shall continue to be subject to the requirements of a prior offer and right of first refusal pursuant to this Article 33.

       (e) The Offeror and such Offerees exercising their right of first refusal shall each have all the remedies for breach of contract against each other available under any applicable laws in connection with the transaction set forth in this Article.


EXEMPTION FROM RIGHT OF FIRST REFUSAL
-------------------------------------

       (f) Notwithstanding anything else to the contrary in these Articles and without derogating from the Founders' obligations in the Co-sale and No-sale Undertakings, each shareholder shall have the right to transfer its shares and any Ordinary Shares received upon the conversion or reclassification thereof to a Permitted Transferee without regard to the rights of first refusal set forth in these Articles.

       (g) Each Founder and/or such Founder's Controlled Entity shall be subject to the following additional conditions:

              (AA) The Controlled Entity shall be prohibited from taking any action whatsoever (including but not limited to the issuance of additional securities, the approval of a transfer of its securities, the creation of a pledge, lien, charge or encumbrance on its securities), which will cause the Founders not to have control in the Controlled Entity; and

              (BB) The Founders shall be prohibited from taking any action whatsoever (including but not limited to the transfer of their securities, the creation of a pledge, lien, charge or encumbrance on their securities or otherwise dispose of their securities), which will cause them not to have control in the Controlled Entity; and

              (CC) The Founders and the Controlled Entity shall cause the incorporation documents of the Controlled Entity to include the provisions set forth in paragraphs (AA) and (BB) above; and

              (DD) Without derogating from the provisions of any existing obligation of the Founders and in addition to any other restrictions imposed on shareholders of the Company, the Controlled Entity shall be prohibited from transferring the Company securities held by it, without first obtaining a written undertaking from such proposed transferee to be subject to and bound by the provisions of any such existing obligation of the Founders.

       (h) In addition to and without derogating from the above, a transfer of shares held by any trustee pursuant to the Company's employee stock option plan(s) for the benefit of the Founders, employees, consultants or service providers of the Company or subject to outstanding and valid options granted to any such person, shall not be subject to the rights of first refusal set forth in these Articles.

       (i) Nothing in this Article 33 shall derogate from the power of the Board pursuant to Article 25. The provisions of this Article 33 shall also apply to transfers of shares by way of gift, receivership or bankruptcy.

       (j) Any transfer of shares to a Permitted Transferee shall: (i) be made in good faith; (ii) become effective following the receipt by the Company of such transferee's written undertaking to comply with all of the obligations of the respective transferor under any applicable law, these Articles, and any agreement to which the transferor is a party or by which it is bound; and (iii) be to a bona fide Permitted Transferee.

       (k) Notwithstanding anything in these Articles to the contrary, shares of each of the Founders that are no longer subject to the Co-Sale and No-sale Undertakings may be transferred to a Permitted Transferee of such Founder, without regard to the rights of first refusal, and bring-along provisions set forth in these Articles; provided however, that in each case, the transferee assumes in writing all of the rights and obligations of such shareholder under these Articles and/or such other agreement that may have been applicable to the Founders and/or the shareholder.

CALLS
-----

34. A shareholder shall not be entitled to receive dividends nor to exercise any rights of a shareholder, until such time as such shareholder has paid all the calls that shall have been made from time if the date of payment under such call has occurred, with respect of amounts unpaid on all of its shares, whether it is the sole holder or holds jointly with another, in addition to interest and expenses accrued on such unpaid calls (if any).

35. The Board may, subject to the provisions of these Articles, make calls upon the shareholders from time to time in respect of amounts unpaid on their shares, as the Board shall determine proper, upon the condition that at least fourteen (14) days advance notice shall be given on every call and each shareholder shall be obligated to pay the total amount requested from it, or an installment on account of the call (if there shall so be) at the times and places to be determined by the Board.

36. The calls for payment shall be deemed to have been requested from the date the Board shall have resolved upon the calls for payment.

37. Joint holders of a share shall be jointly and severally liable to pay the calls for payment in full and the installment on account, in connection with such calls.

38. Subject to any other agreement among the Company and its shareholders or any part thereof in connection with the issuance of shares, if an amount called in respect of a share is not paid the holders of such share or the person to whom it has been issued shall be liable to pay interest and/or linkage differentials (hereinafter "INTEREST") accrued upon the amount of the call or the payments on account, as determined by the Board, commencing from the day designated for the payment thereof to the time of actual payment. However, the Board may in its discretion waive payment of the Interest, in whole or in part.

39. Subject to any other agreement among the Company and its shareholders or any part thereof in connection with the issuance of shares, any amount, that by the terms of issuance of a share must be paid at the time of issuance or at a fixed date, whether on account of the nominal value of the share or as premium, shall be deemed for the purposes of these Articles to be a call of payment that was duly made and the date of payment shall be the date designated for payment. In the event of non-payment of this amount all of the Articles herein dealing with payment of interest, expenses, forfeiture, lien and the like and all the other Articles connected therewith, shall apply, as if this amount had been duly requested and notice had been given, as aforesaid.

40. The Board may make arrangements at the time of issuance of shares differing between the shareholders with respect to the amount of calls to be paid and the times of payment, and the rate of Interest.

41. The Board may, if it so resolves, accept an advance payment from a shareholder of an amount due on account of such shareholders' shares, and if such advance payment has been made, the Board may pay such shareholder interest on the advance payment at a rate agreed upon between the Board and such shareholder. Such a shareholder shall be entitled to receive dividends for that portion of the shares he/she/it has paid for in advance.

FORFEITURE OF SHARES
--------------------

Subject to the provisions of Section 181 of the Companies Law:

42. If a shareholder fails to pay any call or installment of a call on the day designated for payment thereof, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice to such shareholder requiring payment of the call or installment, together with any interest which may have accrued and any expenses that were incurred by the Company as a result of such non-payment.

43. The notice shall state a date, not earlier than the fourteenth (14th) day after the date of the notice, on which the amount of the call or installment or a part thereof is to be made together with interest and any expenses incurred as a result of such non-payment. The notice shall also state the place the payment is to be made and that in the event of non-payment, at or before the time designated, the shares in respect of which the call was made will be subject to forfeiture.

44. If the requirements of any such notice as aforesaid are not complied with, any share in respect to which notice has been given may at any time thereafter, before the payment required by such notice that has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include those dividends that were declared but not yet distributed, with respect to the forfeited shares.

45. A share so forfeited shall be deemed to be the property of the Company and can be sold or otherwise disposed of, on such terms and in such manner as the Board may deem fit. At any time before a sale or disposition the forfeiture may be canceled on such terms as the Board may deem fit.

46. Any person or entity whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall notwithstanding the above remain liable to pay to the Company all amounts which, at the date of forfeiture, were presently payable by it to the Company in respect to forfeited shares, but its liability shall cease when the Company receives payment in full of all outstanding amounts in respect of the forfeited shares.

47. The forfeiture of a share shall, at the time of forfeiture, eliminate all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except for those rights and liabilities as are expressly saved by these Articles, or in the case of past shareholders, as are given or imposed by the Companies Law or by Law.

48. The provisions of these Articles regarding forfeiture shall apply in the case of non-payment of any amounts which, by the terms of issuance of a share, become payable at a fixed time, whether on account of the nominal value amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

MODIFICATION OF CAPITAL
-----------------------

49. Subject to Articles 17 and 20 above and to the provisions of the Companies Law, the Company may, from time to time, by Ordinary Resolution:

       (a) consolidate and divide all or any of its issued or un-issued share capital into shares of larger nominal value than its existing shares;

       (b) cancel any shares which have not been taken or agreed to be taken by any person;

       (c) by subdivision of its existing shares, or any of them, divide the whole, or any part, of its share capital into shares of smaller amounts than is fixed in Article 5 above and in a manner that with respect to the shares created as a result of the division it will be possible within the resolution of division to grant to one (1) or more shares a preferable right or advantage with respect to dividend, capital, voting or otherwise over the remaining share or other similar shares;

       (d) reduce its share capital and any fund reserved for capital redemption in the manner that it shall deem to be correct.

INCREASE OF SHARE CAPITAL
-------------------------

50. Subject to the provisions of Articles 17 and 20 above and to the provisions of the Companies Law, the Company shall be permitted from time to time, by an Ordinary Resolution, to increase its share capital - whether or not all its shares have been issued, or whether the shares issued have been paid in full - by creating new shares. This new capital shall be in such an amount, divided into shares in such amounts and have such preferable or deferred or other special rights (subject always to the special rights conferred upon an existing class of share), subject to any condition and restrictions with respect to dividends, return of capital, voting or otherwise, all as shall be directed by the General Meeting sanctioning the increase of the share capital.

51. Subject to any decision to the contrary in the resolution sanctioning the increase in share capital, pursuant to these Articles, the new share capital shall be deemed to be part of the original share capital of the Company and shall be subject to the same provisions with reference to payment of calls, liens, title, forfeiture, transfer and otherwise as apply to the original share capital.

GENERAL MEETINGS
----------------

52. The Company shall hold an Annual General Meeting at a place as may be prescribed by the Board. The Company shall hold Extraordinary General Meetings and Class Meetings if and when called.

53. The Annual General Meetings shall take those actions required to be taken by the shareholders at an Annual General Meeting in accordance with the provisions of the Companies Law. At an Annual General Meeting the shareholders may also transact such other business which under these Articles and/or the Companies Law may be transacted at General Meetings, as shall be determined by the Board from time to time.

54. The Board may convene an Extraordinary General Meeting when it deems fit and shall convene an Extraordinary General Meeting, upon the requisition in writing of such members of the Board or other persons or entities entitled to do so in accordance with Section 63 of the Companies Law. Each such requisition made in accordance with Section 63 of the Companies Law shall include the objects for which a meeting should be convened, shall be signed by the requisitioners and shall be sent to the Office. If the Board fails to convene a meeting within twenty-one (21) days from the date of the submission of the requisition as aforesaid, the requisitioners may convene a meeting, in accordance with the provisions of Section 64 of the Companies Law, PROVIDED, HOWEVER, that such meeting is convened within three (3) months from the date of the submission of the requisition.

NOTICE OF GENERAL MEETINGS
--------------------------

55.    (a)    The Company shall provide its shareholders with not less than ten
(10) days and not more than forty-five (45) days prior written notice of General Meetings. Such notice shall state the place, date and hour of the meeting so called, and provide a description of the general nature of each item to be acted upon at such meeting with such other information as may be required by the Companies Law from time to time. The notice shall be given as provided for herein to the shareholders of the Company entitled to receive notice in conformity with these Articles. If in good faith, notice is not properly sent to or received by a shareholder, such defect in notice shall not disqualify any resolution passed at such a meeting nor disqualify any proceedings held at such a meeting. The Company may, upon receiving the written consent of all the shareholders who are entitled at such time to receive notices, convene a General Meeting upon shorter notice or without any notice and in such manner.

       (b) Subject to the Companies Law and unless otherwise resolved by the Board or undertaken by the Company, the Company shall not be required to send copies of its financial reports to the shareholders prior to the Annual General Meeting.

QUORUM FOR SHAREHOLDERS MEETINGS
--------------------------------

56. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Without derogating from the provisions of Article 17, a quorum for a General Meeting or a Class Meeting shall be formed when there are present personally or by proxy at least two (2) shareholders who hold or represent together more than 50% of the voting rights of the issued and outstanding share capital of the Company or of the particular class in the case of a Class Meeting.

57. If within half an hour from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same place and time, or any other day, hour or place as the Board shall notify the shareholders. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, any two (2) shareholders present personally or by proxy shall constitute a quorum, and shall be entitled to deliberate and to resolve in respect of the matters for which the meeting was convened. However, if the meeting was convened upon a requisition made in accordance with Sections 63 and 64 of the Companies Law, then the adjourned meeting shall only be held if the number of shareholders participating in such meeting constitute the minimum number of shareholders as required in accordance with the provisions of Sections 63 and 64 of the Companies Law. No business shall be transacted at any adjourned meeting, other than business that lawfully may have been transacted at a meeting as originally called.

57A.   The shareholders may participate by means of telephone conference call or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and subject to a confirmation of attendance to the chairman made by the Secretary, such participation in the meeting shall constitute attendance in person at the meeting.

CHAIRMAN OF SHAREHOLDERS MEETINGS
---------------------------------

58. Subject to the Companies Law the Chairman shall preside as chairman at all General Meetings. If there is no Chairman or he/she is not present within fifteen (15) minutes from the time appointed for the meeting or if he/she shall refuse to preside at the meeting, the shareholders present shall elect one of the Directors to act as chairman, and if only one (1) Director is present he/she shall act as chairman. If no Directors are present, or if they all refuse to preside at the meeting the shareholders present shall elect one of the shareholders present to preside at the meeting. The chairman of the meeting shall have no special rights or privileges and shall not carry a casting vote.

POWER TO ADJOURN SHAREHOLDERS MEETINGS
--------------------------------------

59. The chairman of the meeting may, with the consent of any General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn the General Meeting from time to time and from place to place, as the meeting shall decide. If the General Meeting shall be adjourned for ten (10) days or more, a notice shall be given of the adjourned meeting in the same manner as that of the original General Meeting. Except as aforesaid, no shareholder shall be entitled to receive any notice of an adjournment or of the business to be transacted at the adjourned meeting. At an adjourned meeting no matters shall be discussed except for those permissible to be discussed at that meeting which decided upon the adjournment.

ADOPTION OF RESOLUTIONS IN SHAREHOLDERS MEETINGS
------------------------------------------------

60. At every General and/or Class Meeting a resolution put to the vote of the meeting shall be decided upon by a show of hands, unless before or upon the declaration of the result of the show of hands a secret ballot in writing be demanded by the chairman (if he is entitled to vote) or by any shareholder present, in person or by proxy, and entitled to vote at the meeting. Except if a secret ballot is demanded as aforesaid, the declaration by the chairman that the resolution has been passed, either unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be final, and an entry to that effect in the minute books of the Company, shall be conclusive evidence of the fact without the necessity of proving the number or proportion of the votes recorded in favor or against such a resolution. Except where a higher percentage is otherwise required by the Companies Law or in these Articles, including without limitation the provisions of Article 17 above, a resolution shall be deemed to be passed at a General Meeting if it received the majority required to pass an Ordinary Resolution.

61. If a secret ballot is duly demanded, it shall be taken in such manner as the chairman directs, whether immediately or after an adjournment or in a postponed manner or otherwise, but in any case not more than twenty-eight (28) days after the meeting at which the secret ballot was demanded, and the results of the secret ballot shall be deemed to be a resolution of the meeting wherein the secret ballot was demanded. Those demanding a secret ballot may withdraw their request at any time before the secret ballot is held but, in such case the chairman (if he is entitled to vote) or any other shareholder present, in person or by proxy, and entitled to vote at the meeting may demand a secret ballot. A secret ballot demanded on the election of a chairman, or on a question of adjournment shall be taken forthwith. A secret ballot demanded on any other question shall be taken, subject to the aforesaid, at such time as the chairman of the meeting directs. A demand for a secret ballot shall not prevent the continuation of the meeting with respect to the transaction of any other business, except for the matter with respect to which the secret ballot was demanded.

VOTES OF SHAREHOLDERS
---------------------

62. Subject to and without derogating from the right or preference rights or restrictions existing at that time with respect to any certain class of shares forming part of the share capital of the Company, each shareholder present at a General Meeting, personally or by proxy, shall be entitled, whether at a vote by show of hands or by secret ballot, subject to any adjustment of voting rights set forth in Article 11 above, to one (1) vote for each share held by such shareholder provided that a shareholder shall not be permitted to vote at a General Meeting or appoint a proxy to vote thereat with respect to any share if it has not paid all calls for payment then due with respect to such share or has not paid all amounts then due to the Company with respect to such shares.

63. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose of this Article seniority shall be determined by the order in which the names stand in the Register. Joint holders of a share of which one of them is present at a meeting shall not vote by proxy. The appointment of a proxy to vote on behalf of a jointly held share shall be executed by the signature of the senior of the joint holders.

PROXIES
-------

64.    (a)    A shareholder shall be entitled to vote either personally or by proxy. A proxy holder present at a meeting shall also be entitled to request a secret ballot. A proxy holder need not be a shareholder of the Company.

       (b) A shareholder of the Company that is a corporation or partnership shall be entitled by decision of its board of directors or by a decision of a person or other body, according to its articles of association or other formative documents, to appoint a person who it shall deem fit to be its representative at every meeting of the shareholders of the Company. The representative, appointed as aforesaid, shall be entitled to perform on behalf of the corporation he represents all the powers that the corporation itself may use just as if it was a person.

65.    (a)    A vote pursuant to an instruction appointing a proxy shall be valid notwithstanding: (i) the death of the appointor, or (ii) the appointor becoming mentally incapable, or (iii) the cancellation or expiration of the proxy in accordance with any law, or (iv) the transfer of the shares with respect to which the proxy was given, unless a notice in writing was given of any of the circumstances detailed in (i) through and including (iv) herein, and such notice was received at the Office before the meeting took place.

       (b) A shareholder is entitled to vote by a separate proxy with respect to each share held by it, provided that, each proxy as aforesaid shall have a separate letter of appointment containing the serial number of the shares with respect to which the proxy is entitled to vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of the same date, that share shall not entitle any of the holders of such instruments to a vote. If a specific share is included by the holder thereof in more than one letter of appointment dated as of different dates, that share shall entitle the holder of the proxy, dated as of the later date, to a vote.

INSTRUMENT OF APPOINTMENT OF PROXY
----------------------------------

66. A letter of appointment of a proxy or power of attorney or other certificate (if there shall be such) pursuant to which the appointee is acting, shall be in writing, and the signature of the appointor shall be confirmed by an advocate or public notary or in any other manner acceptable to the Board and such instrument or a copy thereof confirmed as aforesaid, shall be deposited in the Office, or in another place in Israel or abroad - as the Board shall direct from time to time generally or with respect to a particular case, no later than twenty-four (24) hours prior to the commencement of the meeting or adjourned meeting wherein the person referred to in the instrument is appointed to vote, otherwise that person shall not be entitled to vote that share. If the appointment shall be for a limited period, the instrument shall be valid for the period contained therein.

67. An instrument appointing a proxy (whether for a specific meeting or otherwise) may be in the following form or in any other similar form that the circumstances shall permit:

FORM OF PROXY

I, ________, of ____________, a holder of Ordinary Shares and/or Series ___ Preferred Shares of PowerDsine Ltd. and entitled to ___ votes, hereby appoint _____________, of ___________, or in his/her place ____________, of ___________, to vote in my name and in my place at the General Meeting (Annual General Meeting, Extraordinary General Meeting, as the case may be) and/or Class Meeting of the Company to be held on the _ day of ___20__ and at any adjournment thereof.

IN WITNESS WHEREOF, I have hereby affixed my signature the __ day of _____ 20__.

-----------------
Appointer's Signature

I hereby confirm that the foregoing
instrument was signed by the appointor           _______________________________
                                                 (Name, profession and address)

SHAREHOLDERS RESOLUTIONS IN WRITING
-----------------------------------

68. A resolution in writing signed by all shareholders of the Company then entitled to attend and vote at a General or Class Meeting or to which all such shareholders have given their written consent (by letter, facsimile, electronic mail) shall be deemed to have been unanimously adopted by a General or Class Meeting duly convened and held, as applicable. This Article shall not be construed as requiring that persons signing a resolution under this Article shall sign the same document containing the resolution; PROVIDED, HOWEVER, where two or more documents are used for the purpose of obtaining signatures under this Article with respect to any resolution, each such document shall be certified in advance by the Chairman to contain the correct version of the proposed resolution.

DIRECTORS
---------

69.    (a)    The Board shall be comprised of up to nine (9) members as follows:

              (I)    one (1) Director shall be appointed by Igal Rotem;

              (II) one (1) Director shall be appointed by the holders of a majority in interest of the shares issued to the Ampal Investors (the "AMPAL DIRECTOR") for as long as the Ampal Investors hold collectively, at least 10% of the outstanding share capital of the Company (calculated on an as-converted basis);

              (III) one (1) Director shall be appointed by the holders of a majority in interest of the shares issued to the JVP Investors (the "JVP DIRECTOR") for as long as the holders of such shares hold at least 10% of the outstanding share capital of the Company (calculated on an as-converted basis);

              (IV) one (1) Director shall be appointed by the holders of a majority in interest of the shares issued to the Challenge Investors (excluding the shares issued to the Challenge Deferred Investors) (the "CHALLENGE DIRECTOR") for as long as the holders of such shares hold at least 10% of the outstanding share capital of the Company (calculated on an as-converted basis);

              (V)    one (1) Director shall be appointed by DBAG (the "DB
       DIRECTOR");

              (VI) one (1) Director (the "ADDITIONAL H DIRECTOR") shall be appointed by an investor of the Deferred Closing of the DB Agreement provided that such investor invests at-least US$5,000,000 pursuant to the DB Agreement ("QUALIFYING INVESTOR"). Should there not be a Qualifying Investor the Additional H Director shall be appointed by DBAG; and

              (VII) two (2) seats on the Board shall be reserved for industry experts. Each of Poalim and Courses shall have the right to appoint one
       (1) Director to the Board until such time as an industry expert is appointed as a successor to the Director appointed by Poalim or Courses.

              (VIII) one (1) Director shall be appointed from time to time by the majority of the Entire Board, which Director shall serve as the Chairman of the Board.

The industry experts referred to in Sub-article 69(a) (VII) above shall be appointed by a majority vote of the Entire Board.

       (b) The following shareholders shall be entitled to appoint observers to the Board:

              (I) Should DBAG be entitled only to appoint one Director in accordance with Article 69, DBAG shall be entitled to appoint one (1) observer to the Board;

              (II) Upon the appointment of the first industry expert to the Board as provided in Sub-article 69(a)(VII) above, the Director appointed by Poalim shall be removed and Poalim shall thereafter be entitled to appoint one (1) observer to the Board for as long as the holders of the shares issued to the JVP Investors hold at least 10% of the issued and outstanding share capital of the Company, calculated on an as-converted-basis.

              (III) The holders of the majority in interest of the shares issued to the Challenge Investors (excluding the shares issued to the Challenge Deferred Investors) shall be entitled to appoint one (1) observer to the Board for so long as the holders of such shares hold at least 10% of the issued and outstanding share capital of the Company, calculated on an as-converted-basis.

       (b1) For the removal of doubt, in the event that a shareholder(s) entitled to appoint a Director or an observer, as applicable, falls below the requisite percentage of shareholding in the Company as set forth above or otherwise loses its entitlement to appoint a Director or an observer, as applicable, in accordance with the provisions herein, then the Director, or the observer, as applicable, appointed by such party shall automatically be removed from office without need for affirmative action on the part of the appointing shareholder(s).

       (b2) For the purposes of this Article 69 only, the Series G Preferred Shares and the Series A Preferred Shares issued to CVC shall be included in the number of shares held by the Challenge Investors for the purposes of determining their right to appoint a Director or an observer in accordance with the provisions herein. For the removal of doubt, the inclusion of CVC's Series A Preferred Shares for the purposes of this Article 69, shall continue only for as long as CVC holds such Shares.

       (c) Any observer appointed to the Board shall be entitled to receive all notices, written documents and materials provided to the Directors and attend all meetings of the Board in a non-voting capacity, provided that the Company reserves the right to withhold any information from or to exclude an observer if the Company in consultation with the Board, in its reasonable discretion, determines that the Companies Law would exclude an officer or director in such circumstances. An observer shall have a duty to advise the Board of any issue giving rise to a conflict of interest at the earliest possible time but not later than the beginning of the first meeting of the Board in which the potentially conflicting issue is discussed or expected to be discussed. Each observer shall execute a confidentiality agreement in the form approved by the Board for such purpose. For the avoidance of doubt the observers shall not be liable toward a party hereto as to any action or inaction of the Board.

       (d) Subject to the provisions of Section 112(a) of the Companies Law, the Board may delegate any of its powers to committees, provided that, at least one of the DB Director(s) may elect to serve as a member of each such committee. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board and subject thereto shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Board.

       (e) Following the QIPO, all the Directors of the Company shall be elected at the Annual General Meeting by Ordinary Resolution.

70.    (a)    The Directors shall be appointed or elected as set forth in
Article 69 and shall be removed and vacancies filled by the vote of those entitled to appoint or elect, as specified in Article 69. Notice of appointment or removal shall become effective on the date fixed in the notice of appointment or removal, or upon delivery thereof to the Office, whichever is later. If a seat of the Board is vacated, and no one is entitled to replace such vacated seat, then such vacated seat shall be filled by a vote of a majority of the remaining Directors, which majority shall include the Director appointed by Igal Rotem.

       (b) If the office of any member of the Board is vacated the other members of the Board may act in every way and manner so long as their number does not fall below the quorum, at that time, for a Board meeting. If pursuant to Article 78 herein and the Companies Law their number falls below the number for a quorum as aforesaid, they shall be prohibited from acting except insofar as to fill the vacant places in the Board pursuant to Sub-Article 70(a) above or to convene a General Meeting of the Company.

ALTERNATE DIRECTOR
------------------

71.    (a)    A director may by a written notice to the Company appoint any person, to serve as a substitute director (the "ALTERNATE DIRECTOR") provided that the Alternate Director is qualified pursuant to the Companies Law, to be appointed as a director. A person who already serves as a Director or an Alternate Director may not be appointed as an Alternate Director.

       (b) An Alternate Director shall have, subject to the provisions of the instrument by which he/she was appointed, all the powers and authorities that the director for whom he/she is serving as director, has, PROVIDED, HOWEVER, that he/she may not in turn appoint an Alternate Director for him/herself and shall have no standing at any meeting of the Board or any committee thereof while the director who appointed him/her is present.

       (c) The provisions of these Articles with respect to the appointment of a director shall apply with respect to an appointment of an Alternate Director.

       (d) The office of an Alternate Director shall be automatically vacated if his/her appointment is terminated by the director and/or shareholder who appointed him/her in accordance with these Articles, or upon the occurrence of one of the events described in paragraphs (i), (ii), (iii) or (v) of Article 72 below, if the office of the member of the Board for whom he/she serves as an Alternate Director shall be vacated for any reason whatsoever.

       (e) The Alternate Director has the right to receive notices of any meetings of the Board and may participate or vote at such meetings only if the director appointing said Alternate Director is absent from said meeting.

72.    (a)    Subject to the provisions of these Articles and subject in any event to the Companies Law, the tenure of office of a director shall automatically be terminated:

              (i) if he/she was declared bankrupt, and if the director is a corporate body - if it has voluntarily decided upon liquidation or if a liquidation order has been issued against it;

              (ii)   if he/she is declared mentally incompetent;

              (iii) if he/she has resigned by an instrument in writing delivered to the Company;

              (iv) if his/her successor is appointed or his/her appointment is terminated pursuant to Article 70 above;

              (v)    upon his/her death;

              (vi)   upon the liquidation of the Company;

              (vii) if holders of shares in the Company entitled to appoint a director pursuant to Article 69 above, fall below the requisite percentage as specified therein; or if the shareholder who appointed such director is no longer entitled to appoint a director as set forth in the provisions of Article 69 above or pursuant to any other written agreement.

REMUNERATION OF DIRECTOR
------------------------

73. Subject to the provisions of these Articles, Directors, not being employees of the Company or professionals providing special professional services for consideration to the Board shall not receive a salary from funds of the Company unless the General Meeting has so decided and in the amount that the General Meeting shall approve. The Directors, and their Alternate Directors, shall be entitled to reimbursement of all reasonable expenses for travel, board and lodging that have been expended for or during the performance of their duties as Directors, including travel expenses to and from board meetings. If a Director is required to perform additional services for the Company, other than his/her regular duties as a director, the Board may decide subject to obtaining the necessary approvals and recommendations stipulated by the Companies Law to pay him/her a special wage in addition to his/her regular salary, and the Board shall further determine the form and manner of such payment.

POWERS AND DUTIES OF DIRECTORS
------------------------------

74. The management of the business of the Company shall be vested in the Board. The Board shall be entitled to exercise all the powers and authorities that the Company has and to perform in its name all the acts that it is entitled to do according to these Articles and/or any applicable law except for those powers that, pursuant to the Companies Law or these Articles, are expressly vested in the General Meetings. However any Article adopted by the General Meeting shall not affect the legality of any prior act of the Board or any Director that would have been legal and valid, but for such Article.

75. A Director shall not be required to be a shareholder in order to qualify or serve as a director.

CONFLICT OF INTEREST
--------------------

76. Subject to any necessary approvals set forth in Article 17 above, a Director shall not be prohibited from fulfilling his/her rights and duties under these Articles or from entering into contracts with the Company whether as a seller, buyer or otherwise, and no such contract or arrangement which shall be made on behalf of the Company or in its name wherein the

Director is or will be an interested party, either directly or indirectly, shall be void, PROVIDED HOWEVER, that:

       (a) any transaction between a Director and the Company must be approved in accordance with the provisions of Sections 268 through 284 of the Companies Law;

       (b) under certain circumstances, all as described in Section 278 of the Companies Law, the interested director may not participate or vote at the Board meeting at which approval is sought; and

       (c) the interested Director must disclose all information as required under Section 269 of the Companies Law in connection with the substance of his interest in the transaction for which approval is sought, and must further disclose any material facts and documents relating thereto, all as set forth in the Companies Law.

The provisions of this Article shall also apply to an Alternate Director.

77. Subject to any restrictions in the Companies Law a Director may hold another paid position or function in the Company or in any other company or entity in which the Company is a shareholder or in which it has some other interest, together with his/her position as a director (except an auditor) upon those conditions with respect to salary and other matters as may be resolved by the Board and approved by the General Meeting, to the extent such approval is required under the Companies Law.

FUNCTIONS OF THE DIRECTORS AND QUORUM FOR BOARD MEETINGS
--------------------------------------------------------

78.    (a)    The Directors may meet in order to transact business, to adjourn their meetings or to organize themselves otherwise as they shall deem fit.

       (b) The quorum necessary for the transaction of the business by the Board shall be the majority of the Directors (present in person or represented by an Alternate Director), including either the DB Director or the Additional H Director, unless waived in writing by the DB Director and the Additional H Director. If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the third (3rd) business day following such time, at the same place and the same hour. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any four (4) Directors present in person or represented by an Alternate Director shall constitute a quorum.

       (c) The Board shall convene itself at least once every two months and shall use its best efforts to convene at least ten (10) times a year.

CHAIRMAN OF BOARD
-----------------

79.    (a)    To the extent the Board has not appointed a Chairman in accordance with the provisions of Article 69(a)(VIII) above, the Board may, from time to time elect one of the Directors to be chairman, and without derogating from these Articles as to the appointment and removal of directors, decide upon the period of time he/she shall hold such an office. Such Chairman shall preside at Board meetings. However, if a chairman is not elected or if he/she is not present at any meeting, the Board may choose another Director to serve as chairman of that meeting. If the Chairman is no longer a Director, the appointment as Chairman shall automatically cease.

       (b) The Chairman shall have no rights or privileges other than those granted to him/her as a director and shall not have a additional or casting vote.

BOARD MEETINGS
--------------

80. Subject to any contrary resolution of the Board, a Director may, at any time, call a Board meeting, and the secretary shall be required on the request of such Director to convene a Board meeting.

81.    (a)    Any notice of a Board meeting shall be, given to all Directors and observers, in writing, and sent by electronic mail or facsimile, provided that the notice is given fourteen (14) days before the time appointed for the meeting, unless all Directors having received a shorter notice, agree to such shorter notice or waive prior notice altogether. Such notice shall include items and subjects on the agenda in reasonable detail. Except with respect to an adjournment specified in Article 78(b) above and without derogating from Article 78(b) above, notice for adjourned meetings shall be seven (7) days and written, unless all the members of the Board at that time agree to a shorter notice or waive notice altogether.

       (b) Unless otherwise provided by these Articles, all acts and determinations of the Board shall be determined by a simple majority of those attending.

       (c) Directors may participate in a Board or committee meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

DELEGATION OF POWER OF BOARD
----------------------------

82.    For delegation of powers of the Board see Article 69(d) above.

83. Subject to the Companies Law, all actions performed in a bona fide fashion by the Board or by any committee thereof, or by any person acting as a Director or as an Alternate Director shall be as valid, even if at a later date a defect shall be discovered in the appointment of such a Director or such a person acting as aforesaid, or that all or some of them were unfit, as if each and every one of those persons shall have been duly appointed and fit to serve as a director or Alternate Director, as the case may be.

PRESIDENT AND/OR CEO AND/OR GENERAL MANAGER
-------------------------------------------

84.    Subject to the requirements of the Companies Law and these Articles:

       (a) The Board may, from time to time, appoint one (1) or more persons, whether or not he/she is a Director, as the President and/or CEO and/or the General Manager (each an "EXECUTIVE" and collectively the "EXECUTIVES"), either for a fixed period of time or without limiting the time that each such Executive will stay in office, and they may from time to time (subject to any provision in any contract between such Executive(s) and the Company) release such Executive(s) from their office and appoint another or others in his/her or their place.

       (b) The Board may from time to time grant and bestow upon the Executive(s), at that time, those powers and authorities that it exercises pursuant to these Articles, as it shall deem fit, and may grant those powers and authorities for such period, and to be exercised for such objectives and purposes and in such time and conditions, and on such restrictions, as it shall determine and it may grant such authorities whether concurrently with the Board's authorities in that area, or in excess of them, or in place thereof or any one of them, and it can from time to time revoke, repeal, or modify any one or all of those authorities.

       (c) Subject further to obtaining any approvals as required by the Companies Law, the Board may from time to time determine the Executive's remuneration and its form and manner of payment.

MINUTES

85.    (a)    The Board shall cause minutes to be taken of all General Meetings, of the appointments of officials of the Company, of Board meetings and of committee meetings that shall include the following items, if applicable:

       (1)    the names of the members or shareholders present;
       (2)    the matters discussed at the meeting;
       (3)    the results of the vote;
       (4)    resolutions adopted at the meeting;
       (5)    directives given by the meeting to the committees.
       (6) if requested, any reservation of a shareholder or Director with regard to a matter discussed or resolution passed.

       (b) The minutes of any meeting shall serve as prima facie proof as to the facts in the minutes if the minutes are reviewed and approved at the next succeeding meeting and are signed by the chairman of that next succeeding meeting.

BOARD RESOLUTION IN WRITING
---------------------------

86.    (a)    A resolution in writing signed by all the Directors, or members of a committee, or to which all such members have given their written consent (by letter, facsimile or electronic mail ) shall be deemed to have been unanimously adopted by a meeting of the Board or any committee thereof, duly convened and held.

       (b) In place of a Director, any resolution may be signed and delivered by his/her Alternate Director.

       (c) This Article shall not be construed as requiring that persons signing a resolution under this Article shall sign the same document containing the resolution; PROVIDED, HOWEVER, where two or more documents are used for the purpose of obtaining signatures under this Article with respect to any resolution, each such document shall be certified in advance by the Chairman to contain the correct version of the proposed resolution.

STAMP AND SIGNATURES
--------------------

87.    (a)    The Company shall have at least one rubber stamp. The Board shall ensure that such a stamp is kept in a safe place.

       (b) The Board may designate and authorize any person(s) (even if they are not

Directors) to act and to sign in the name of the Company, and the acts and signatures of such person(s) shall bind the Company, insofar as such person(s) have acted and signed within the limits of their aforesaid authority.

       (c) The printing of the name of the Company by a typewriter or by hand next to the signatures of the authorized signatories of the Company, pursuant to paragraph (b) above, shall be valid as if the rubber stamp of the Company was affixed.

BRANCH REGISTERS
----------------

88. The Company may, subject to the provisions of the Companies Law and these Articles, keep in every other country where those provisions shall apply, register(s) of shareholders living in that other country as aforesaid, and to exercise any other powers referred to in the Companies Law with respect to such branch registers.

THE SECRETARY, OFFICERS AND ATTORNEYS
-------------------------------------

89.    (a)    The Board may appoint a secretary of the Company upon such conditions that it deems fit. The Board may also, from time to time, appoint an associate secretary who shall be deemed to be the secretary for the period of his/her appointment.

       (b) The Board may, from time to time, appoint to the Company, officers, employees, agents and consultants to, permanent, temporary or special positions, as it shall, from time to time, deem fit and set compensation for such persons.

       (c) Subject to the provisions of the Companies Law, the Board may, at any time and from time to time, authorize any company, firm, person or group of people, whether this authorization is done by the Board directly or indirectly, to be the attorneys in fact of the Company for those purposes and with those powers and such discretion that shall not exceed those conferred upon the Board or that the Board can exercise pursuant to these Articles and the Companies Law. Any such appointment shall be for such a period of time and upon such conditions as the Board may deem proper, and every such authorization may contain such directives as the Board deems proper for the protection and benefit of the persons dealing with such attorneys.

DIVIDEND
--------

90.    (a)    Subject to the provisions of Article 17 above and the Companies
Law, and without derogating from any rights or preferences of any class of shares set forth in these Articles including, INTER ALIA, Articles 7 and 8 hereof, the profits of the Company shall be distributed to the shareholders of the Company according to the proportion of the nominal value paid up on account of the shares held by such shareholder at the date so appointed by the Company, without regard to the premium paid in excess of the nominal value. The actual distribution, setting aside or declaration of dividend shall be made by a resolution of the Board and approved by the General Meeting.

       (b) Subject to these Articles, the Board may issue any share upon the condition that a dividend shall be paid at a certain date or that a portion of the declared dividend for a certain period shall be paid, or that the period for which a dividend shall be paid shall commence at a certain date, or a similar condition, all as may be determined by the Board. In every such case - subject to the provision mentioned in the beginning of this Article - the dividend shall be paid in respect of such a share in accordance with such a condition.

91. At the time of declaration of a dividend the Company may decide that such a dividend shall be paid in part or in whole, by way of distribution of certain properties, especially by way of distribution of fully paid up shares or debentures or debenture stock of the Company, or by way of distribution of fully paid up shares or debentures or debenture stock of any other company or in one or more of the aforesaid ways. For purposes of any such distribution, the outstanding Preferred Shares shall be deemed to have been converted into Ordinary Shares in accordance with the then applicable Conversion Rate of each class of Preferred Shares, as of the record date designated by the Company for the purpose of determining entitlement to participate in such distribution.

92. The Board may, from time to time, pay to the shareholders on account of the forthcoming dividend such interim dividend as shall be deemed just with regard to the situation of the Company, subject to and in accordance with the provisions of Sections 301 through 307 of the Companies Law.

93. The Board may place or impose a lien on any dividend on which the Company has a charge, and it may use it to pay any debts, obligations or commitments with respect to which the charge exists.

94. A transfer of shares shall not transfer the right to a dividend that has been declared after the transfer but before the registration of the transfer. The person registered in the Register as a shareholder on the record date appointed by the Company for that purpose shall be the one entitled to receive a dividend.

95. Without derogating from the provisions of Articles 8 and 17 above, and upon the recommendation of the Board, the General Meeting may declare a dividend to be paid to the shareholders entitled to dividends pursuant to these Articles according to their rights and benefits in the profits and to determine the time of such payment. A dividend in excess of that proposed by the Board shall not be declared. However, the General Meeting may declare a smaller dividend or that no dividend shall be paid.

96. A notice of the declaration of a dividend, whether an interim dividend or otherwise, shall be given to the shareholders registered in the Register, in the manner provided for in these Articles.

97. If no other provision is given, the dividend may be paid by check or payment order to be mailed to the registered address of a shareholder or person entitled thereto in the Register or, in the case of registered joint owners, to the addresses of one (1) of the joint owners as registered in the Register. Every such check shall be made out to the person it is sent to. The receipt of the person who, on the date of declaration of dividend, is registered as the holder of any share or, in the case of joint holders, of one of the joint holders, shall serve as a release with respect to payments made in connection with that share.

98. Subject to Article 17 above and the provisions of the Companies Law relating to the distribution of dividends:

       (a) In order to give effect to any resolution in connection with distribution of dividends, or distribution of property, fully paid-up shares or debentures, the Board may resolve any difficulty that shall arise with distribution as it shall deem necessary, especially with respect to the settlement of fractional shares and the determination of the market value of certain property for purposes of distribution, and to decide that payment in cash shall be made to the shareholder on the basis of the value determined for that purpose, or that fractions of less than one New Israeli Shekel shall not be taken into account for the purpose of coordinating the rights of all the parties. The Board shall be permitted, in this regard, to grant cash or property to trustees in escrow for the benefit of persons entitled thereto, as the Board shall deem beneficial. Wherever required by the Companies Law, an agreement shall be submitted to the Israeli Registrar of Companies and the Board may appoint a person to execute such an agreement in the name of the persons entitled to a dividend, property, fully paid up shares or debentures as aforesaid, and such an appointment shall be valid.

       (b)    The Company shall not be obligated to pay interest on a dividend.

       (c) The Board may, with respect to all dividends not collected within one year after their declaration, invest or use them in another way for the benefit of the Company, until they shall be demanded. The Company shall not pay interest for dividends or interest not collected.

[ARTICLES 99 THROUGH 101 ARE RESERVED]

ACCOUNTS AND AUDIT
------------------

102. The Board shall cause correct accounts to be kept in accordance with the provisions of the Companies Law or any other applicable law, including but not limited to:

       (a)    of the assets and liabilities of the Company;
       (b) of any amount of money received or expended by the Company and the matters for which such amount is expended or received; and
       (c)    of all purchases and sales made by the Company.

The account books shall be kept in the Office or at such other place as the Board may deem fit. Such books shall also be open for inspection by the Board.

103. The Board shall determine from time to time, in any specific case or type of case, or generally, whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open for inspection by the shareholders, and no shareholder, not being a Director, shall have any right of inspecting any account book or document of the Company except as conferred by law or authorized by the Board or by the Company in a General Meeting.

104. The Company shall prepare annual financial reports that shall include a balance sheet, a profit and loss account and cash flow statement for the period after the preceding financial year.

105. Auditors shall be appointed and their function shall be set out in accordance with the Companies Law or any other applicable law.

NOTICES
-------

106. A notice or any other document may be served by the Company upon any shareholder either personally or by sending it by first class mail, facsimile or electronic mail, addressed to such shareholder at its address, wherever situated, as appearing in the Register.

107. All notices directed to be given to the shareholders shall, with respect to any shares to which persons are jointly entitled, be given to one of the joint holders, and any notice so given shall be sufficient notice to the holders of such share.

108. Subject to the Companies Law and these Articles, at least fourteen (14) days prior notice of convening a General Meeting shall be given to each shareholder, wherever situated, at the last address provided by the shareholder. Any shareholder registered in the Register who shall, from time to time, furnish the Company with an address at which notices may be served, shall be entitled to receive all notices that such shareholder is entitled to receive according to these Articles at such address.

109. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it by first class mail, postage prepaid, by facsimile or electronic mail, addressed to them by name, at the address, if any, in Israel furnished for the purpose by the persons claiming to be so entitled or, until such an address has been so furnished, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

110. Any notice or other document if: (a) served or sent by post shall be deemed to have been served or delivered ten (10) days after the time when the letter was deposited in the Israeli mail, postage prepaid for first class mail or airmail, as applicable, and addressed to each holder of record at its address appearing in the Register; or (b) sent via facsimile or electronic mail shall be deemed to have been served or delivered on the first business day following the date that the electronic mail or facsimile was sent and addressed to each holder of record at its address appearing in the Register, provided that if, in the case of notice via electronic mail, no written or electronic mail confirmation is delivered by the recipient of such notice to the sender thereof within 24 hours following the delivery of such notice, such notice has to be resent via facsimile and shall be deemed to have been served or delivered on the first business day following the date that such notice was resent via facsimile. Without derogating from the special requirements regarding confirmation of receipt of facsimile notices detailed above, in proving such service it shall be sufficient to prove that the letter, facsimile or electronic mail containing the notice was properly addressed and delivered at the post office or sent by facsimile or electronic mail.

111.   (a)    In any case where it is necessary to give prior notice of a certain number of days or a notice valid for a certain period, the date of delivery shall be taken into account in the number of days or period.

       (b) In addition to furnishing a notice pursuant to the above Article, and without derogating from such obligation, the Company may furnish a notice to the shareholders entitled to receive notice, or to part of them, by publication of a notice in a newspaper distributed in the area wherein the Office is located, or any other place, in Israel or abroad, as the Board shall determine from time to time.

REORGANIZATION OF THE COMPANY
-----------------------------

112. Subject to the provisions of Articles 8 and 17 above and subject to the rights of the holders of Preferred Shares:

       (a) At the time of sale of the Company's material assets the Board may, or at the time of liquidation the liquidators may, if authorized by an Ordinary Resolution, receive shares paid in full or in part, debentures or other securities of any other company, whether already existing at that time or whether about to be established for the purpose of acquiring the property of the Company, or a part thereof;

       (b) The Board (if the profits of the Company so permit) or the liquidators (at the time of liquidation) may distribute among the shareholders the shares or aforesaid securities or any other property of the Company without realizing them, or deposit them with trustees for the shareholders.

INDEMNITY
---------

113. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may indemnify any Office Holder to the fullest extent permitted by the Law. The Company may indemnify its Office Holders, with respect to liabilities or expenses, as listed below, PROVIDED, THAT, (a) the Board resolves in advance those categories of events, which in the opinion of the Board can be foreseen at the time the undertaking to indemnify is given; and (b) the Board sets a reasonable limit to the amounts for such indemnification under the circumstances; or (c) the Board resolves to retroactively indemnify the Company's Office Holder(s) for:

       (1) a monetary liability imposed on an Office Holder pursuant to a judgment in favor of another person, including a judgment imposed on such Office Holder in a compromise or in an arbitration decision that was approved by a court; and

       (2) reasonable legal expenses, including attorney's fees, which the Office Holder incurred or with which he/she was charged by a court, in a proceeding brought against him/her, by the Company or by another in its name, or in a criminal prosecution in which he/she was found innocent, or in a criminal prosecution in which he/she was convicted of an offense that does not require proof of criminal intent.

114. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may enter into an agreement to insure an Office Holder for any liability that may be imposed upon such Office Holder in connection with an act performed by him/her by virtue of his/her office, with respect to each of the following:

       (1) breach of the duty of care of the Office Holder towards the Company or towards another person;

       (2) breach of the fiduciary duty to the Company, provided that the Office Holder acted in good faith and with reasonable grounds to assume that the action in question would not cause harm to the Company;

       (3) a monetary obligation imposed upon the Office Holder for the benefit of another person.

115. The Company may procure insurance for or indemnify any person who is not an Office Holder, including without limitation, any employee, agent, consultant or contractor, provided however, that any such insurance and/or indemnification is executed and procured in accordance with the provisions of these Articles and the Companies Law.

116. The Board may resolve in advance to exempt an Office Holder from all or part of his/her responsibility and/or liability for damages caused to the Company due to a breach of such Office Holder's duty of care towards the Company.